UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Sanchez Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANCHEZ ENERGY CORPORATION

1000 Main Street
Suite 3000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Sanchez Energy Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Sanchez Energy Corporation (the “Company,” “we,” or “our”) will be held at 1000 Main Street, Houston, Texas 77002 in the Tunnel-level Conference Room on Wednesday, May 24, 2017, at 9:00 a.m., Central Time (the “Annual Meeting”).  The Annual Meeting is being held for the following purposes:

1.              To elect three Class II directors for a term of three years.

2.              To approve, on an advisory basis, the compensation of our named executive officers.

3.              To ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for 2017.

4.              To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials.  You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 28, 2017.

By Order of the Board of Directors,

Gregory B. Kopel
Secretary

Houston, Texas
April 13, 2017

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on May 24, 2017:

the Notice of Annual Meeting of Stockholders, our Proxy Statement and our

Annual Report for 2016 are available at www.proxyvote.com.  You Will Need the Control Number Available from your Proxy Card or the Notice to Access Proxy Materials.

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SANCHEZ ENERGY CORPORATION

1000 Main Street
Suite 3000
Houston, Texas 77002

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company,” “Sanchez Energy,” “we,” “us” or “our”) requests your Proxy (“Proxy”) for the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on Wednesday, May 24, 2017, at 9:00 a.m., Central Time, at 1000 Main Street, Houston, Texas 77002 in the Tunnel-level Conference Room, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.  By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting.  Those persons will also be authorized to vote your shares, to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

The Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement, the proxy card or voting instructions and our 2016 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (collectively, the “Proxy Materials”), are being distributed and made available on or about April 14, 2017 to our stockholders entitled to notice of and to vote at the Annual Meeting.  We provide our stockholders access to our Proxy Materials on the Internet.  Accordingly, the Notice will be mailed to most of our stockholders on or about April 14, 2017.  Stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice or request a printed set of the Proxy Materials to be sent to them by following the instructions in the Notice.

HIGHLIGHTS OF OUR PERFORMANCE IN 2016

At the Annual Meeting, stockholders will be given an opportunity to learn more about our 2016 performance.

Our operating environment in 2016 was characterized by significant commodity price volatility, resulting in the lowest prices for crude oil seen in the United States for more than a decade.  In the face of challenging industry fundamentals and uncertainty, we focused on what we could control by driving down wells costs, conserving capital, and boosting our financial liquidity.  As part of this focus, we made the strategic decision to concentrate our efforts on the Western Eagle Ford, an area that we believe offers impressive returns and growth potential even at lower commodity prices.

During 2016, our efficiency gains and operational improvements in the Western Eagle Ford led to results that exceeded our expectations and continue to enhance the sustainability of our cost structure.  In the area of drilling, while a significant portion of our well costs are predicated on day rates for services performed, efficiency gains are directly correlated to the sustainability of our cost structure and our ability to add economic wells to our drilling inventory over time.  Operational improvements in 2016, which relate to the unbundling of directional drilling services, implementation of a proprietary off-line cementing program, and reductions in our rig movement cost and duration, have contributed to further sustainability in the current price environment.  As compared to our cost structure in 2015, drilling costs have been reduced by approximately 30%.  In the area of completions, efficiency gains and design improvements have also yielded positive results.  Completion costs were reduced approximately 15% during 2016.  Importantly, we have successfully locked in a significant portion of our cost structure through a combination of Company-owned equipment and the execution of long-term contracts.

In addition to the highlights referenced above, our achievements in 2016 include:

•                  Upstream capital expenditures (including accruals) of approximately $350 million, a reduction of over 35% compared to 2015;

•                  Record annual production of 19.5 MMBoe for an average annual production rate of approximately 53,350 Boe/d, an increase of 1.5% over 2015 production despite lower capital spending;

•                  Total cost per well that averaged approximately $3.0 million, with some of our best wells coming in at approximately $2.8 million in 2016;

•                  Year-end reserves up over 55% compared to 2015 (from 127.6  MMBOE to 198.5 MMBOE, excluding acquisitions and divestitures), with a reserve replacement ratio of approximately 430%;

•                  The completion of our July 2016 to June 2017 Catarina drilling commitment of 50 wells by December 31, 2016, approximately six months earlier than required, which provides us with considerable financial flexibility as we look to execute our 2017 capital plan;

•                  Production by North Central Catarina step-out appraisal pad of 10% to 15% above Western Stack type curve forecast with yields over 250 Bbl of liquids per MMcf of natural gas de-risking the eastern portion of the Western Stack area;

•                  An outstanding safety record across our asset base with a total combined recordable injury rate of approximately 0.63, which we believe compares very favorably to industry standards;

•                  A strategic relationship with Sanchez Production Partners LP (NYSE MKT:  SPP) (“SPP”) that includes ownership of approximately 17% of SPP’s common units together with an extensive inventory of assets suitable for the master limited partnership model that we believe may be opportunistically divested to enhance liquidity in the years ahead;

•                  The strategic divestiture of non-core assets, including our Eastern Cotulla production assets and the Company’s interest in the Raptor Gas Processing Facility in South Texas, which added more than $250 million to our already strong liquidity position in 2016;

•                  Total liquidity of approximately $800 million at December 31, 2016, which included an undrawn credit facility with $300 million of borrowing capacity and approximately $500 million in cash; and

•                  Reinforcement of our strong liquidity position by closing the previously announced public equity offering on February 6, 2017, which resulted in net proceeds of approximately $136 million.

The results of our concentration on the Western Eagle Ford in 2016 have been dramatic.  For example:

•                  At Catarina, an asset we acquired in 2014, we have successfully delineated the extent of the Upper and Middle Eagle Ford across the ranch, with current estimated ultimate recoveries in some areas of the asset of more than double the results realized by the previous operator.

•                  As a result of successful appraisal in Western Catarina, an area to which we ascribed little value in excess of developed locations at the time of the acquisition, the Company now expects to have approximately 700 multi-bench locations with average returns of nearly 50%.

•                  Additionally, successful appraisal of South-Central Catarina, an area ascribed no value at the time of the acquisition, has added more than 200 economic drilling locations with expected returns in excess of 80%.

•                  With respect to our Maverick asset, located to the north/northwest of Catarina in the oil window of the Western Eagle Ford in Dimmitt, Zavala, and Frio Counties in South Texas, our drilling inventory increased by more than three times over the course of 2016.

Growth in the Maverick region of our asset base is largely the result of an extensive leasing program executed by the Company in 2016, which resulted in the acquisition of approximately 65,000 net acres in this area of the Western Eagle Ford.  Additionally, we acquired 45,000 net acres that comprises our “Javelina” asset, southeast of Catarina in the dry gas window of the Western Eagle Ford in La Salle and Webb Counties in South Texas.  As a result of industry conditions in 2016, our leasing efforts were executed at attractive terms using available cash.  Taken together, these leasing activities allowed us to strategically expand our footprint in an area that falls within a 50 mile radius in the Western Eagle Ford.  We believe this concentration of acreage and drilling opportunities leads to synergies of scale that stem from our extensive knowledge of the Western Eagle Ford and cost saving opportunities related to the use of shared resources and the efficiency of field-level operations.

As a result of efforts to improve our asset base through successful drilling and appraisals at Catarina, drilling, appraisals, and leasing at Maverick and leasing to form the Javelina asset during 2016, the Company now expects to have an inventory of over 2,800 net drilling locations in these areas of the Western Eagle Ford alone.  This represents an increase of approximately 800 engineered locations when compared to year end 2015, despite the strategic sale of our Eastern Cotulla production assets in December of 2016.

Additionally, we worked diligently to develop a transformative acquisition over the course of 2016.  To that end, in January 2017, Sanchez Energy along with Blackstone Energy Partners announced a 50/50 partnership to acquire Anadarko Petroleum Corporation’s working interest in approximately 318,000 gross operated acres in the Western Eagle Ford (the “Comanche” asset) for a purchase price, after closing adjustments, of approximately $2.1 billion, subject to additional post-closing adjustments.  This accretive and transformative acquisition substantially increases our drilling inventory, with more than 1,000 net drilling opportunities identified to date, and adds 132 drilled but uncompleted wells.  Having closed the Comanche acquisition in March 2017, our operated Eagle Ford Shale position is approximately 585,000 gross acres (335,000 net to Sanchez Energy).  With the closing of this transaction, we believe we have locked up the core of the trend within the volatile oil window of the Western Eagle Ford.

With total net proved reserves of approximately 340 MMBoe, which represents an increase of approximately 78% from our year-end 2016 reserves, we believe we are now among the largest operators in the Eagle Ford Shale.  With more than 4,000 net, high rate of return drilling locations across our asset base and an industry leading cost structure, Sanchez Energy is well positioned to operate profitably for many years to come.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to vote to elect three Class II directors for a term of three years; to approve, on an advisory basis, the compensation of our named executive officers; and to ratify the selection of KPMG as the Company’s independent registered public accountants for 2017.  We will also consider and vote upon any other business that is properly presented at the Annual Meeting.

Why did I receive these Proxy Materials?

You received these Proxy Materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock at the close of business on March 28, 2017.  We refer to this date as the “Record Date.”  This Proxy Statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting.  Please read this Proxy Statement carefully.

Why did I receive a one-page Notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of Proxy Materials?

In accordance with SEC rules, we are providing access to our Proxy Materials over the Internet.  As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the Proxy Materials.  The Notice contains instructions on how to access the Proxy Materials over the Internet and how to request a paper copy.  In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.  Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a more timely manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

Can I vote my stock by filing out and returning the Notice?

No.  The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the Proxy Materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our Proxy Materials for the Annual Meeting on the Internet.  Our Proxy Materials are also available at www.proxyvote.com.  You will need the control number available from your proxy card or the Notice to access our Proxy Materials.  The Proxy Materials will also be available under the investor relations section of our corporate website at http://www.sanchezenergycorp.com.

What does it mean if I receive more than one set of Proxy Materials?

If you receive more than one set of Proxy Materials or Notice, your shares are registered in more than one name or are registered in different accounts.  In order to vote all the shares you own, you must follow the instructions on each Notice or proxy card you received.

What is “householding” and how does it affect me?

We have adopted a procedure known as “householding.”  Under this procedure, we may send a single Notice or single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders.  This reduces duplicate mailings and saves printing and postage costs as well as natural resources.  We agree to deliver promptly, upon written or oral request, a separate copy of our Proxy Materials or Notice, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered.  If you wish to receive a separate copy of our Proxy Materials or Notice, please contact Sanchez Energy Corporation,  by writing to 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary, or by calling (713) 783-8000, and we will promptly deliver to you the requested material.  You may also contact us in the same manner if you received multiple copies of the Notice or Proxy Materials and would prefer to receive a single copy in the future.

Many banks, brokers, and other holders of record have instituted householding.  If you or your family have one or more beneficial ownership accounts, you may have received householding information from your bank, broker, or other holder of record in the past.  Please contact the holder of record directly if you have questions, require additional copies of the Notice or Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies.  You should also contact the holder of record if you wish to institute householding.  These options are available to you at any time.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date, 81,901,412 shares of our common stock were issued and outstanding and entitled to be voted at the Annual Meeting.  The Company’s common stock, par value

$0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders.  Each share of common stock outstanding on the Record Date is entitled to one vote.

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with the Company’s transfer agent, then you are considered the stockholder of record with respect to those shares, and the Proxy Materials are being provided directly to you by our agent.  As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name,” and the Proxy Materials will be forwarded to you by your broker or nominee.  The broker or nominee is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.  You are also invited to attend the Annual Meeting, however, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a proxy card from your broker or other agent.

If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote by any of the following four methods:

•                  Internet.  Vote on the Internet at http://www.proxyvote.com.  Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded.  Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 7:00 p.m. (Eastern Daylight Time) on Tuesday May 23, 2017, the day before the Annual Meeting.

•                  Telephone.  Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card.  Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded.  Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 7:00 p.m. (Eastern Daylight Time) on Tuesday May 23, 2017, the day before the Annual Meeting.

•                  Mail.  If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.  If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted.  If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board.  If mailed, your completed and signed proxy card must be received by May 23, 2017, the day before the Annual Meeting.

•                  Meeting.  You may attend and vote at the Annual Meeting.

If I am a beneficial owner of shares held in “street name” how do I vote?

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other similar organization, you should have received a voting instruction card and voting instructions with these Proxy Materials from that organization rather than from us.  Simply complete and mail the voting instruction card to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a proxy from your brokerage firm, bank, dealer or other similar organization.  Follow the instructions from your brokerage firm, bank, dealer or other similar organization included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy card.

What am I being asked to vote on?

You are being asked to vote on three proposals:

•                  Proposal 1:  to elect three Class II directors for a term of three years;

•                  Proposal 2:  to approve, on an advisory basis, the compensation of our named executive officers; and

•                  Proposal 3:  to ratify the selection of KPMG as the Company’s independent registered public accountants for 2017.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.

What are the recommendations of the Board?

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement.  In summary, the Board recommends a vote as follows:

•                  FOR each of the three Class II director nominees;

•                  FOR approval, on an advisory basis, of the compensation of our named executive officers; and

•                  FOR ratification of the selection of KPMG as the Company’s independent registered public accountants for 2017.

Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement was mailed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  With respect to any other matter that properly comes before the Annual Meeting, the proxyholders will vote the Proxies as recommended by our Board or, if no recommendation is given, in their own discretion.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  The presence, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  On the Record Date, there were 81,901,412 shares outstanding and entitled to vote at the Annual Meeting.  Accordingly, 40,950,707 shares of our stock must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid Proxy vote or vote at the Annual Meeting.  Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting.

If a quorum is not present, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At any adjourned meeting of stockholders at which a quorum is present, any business may be transacted that might have been transacted at the meeting of stockholders as originally notified.  If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, then the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

What are abstentions?

Abstentions occur when stockholders are present in person or by proxy at the Annual Meeting but fail to vote or voluntarily abstain from voting on any of the matters upon which the stockholders are voting.

What are “broker non-votes”?

Brokers who hold shares in “street name” for customers are required to vote shares in accordance with instructions received from the beneficial owners.  Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, custodian, nominee or other record holder of shares of our common stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.  Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The election of Class II directors and the advisory vote to approve the compensation of our named executive officers are “non-routine” matters that could result in broker non-votes.  The vote to ratify the selection of KPMG as the Company’s independent registered public accountants for 2017 is a “routine” matter.

What vote is needed to approve each proposal and what are the effects of abstentions, withheld and broker non-votes?

The Class II directors will be elected by the affirmative vote of the holders of a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to be voted at the Annual Meeting.  Stockholders may not cumulate their votes for the election of our directors.  The advisory vote to approve our named executive officers’ compensation and ratification of the selection of the Company’s auditors will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to be voted at the Annual Meeting.  Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes.

For purposes of the election of the Class II directors, withheld votes will be included in the number of shares voting and will have the effect of a vote against the election of a director; however, broker non-votes will not have any effect on the outcome of the director elections.  For purposes of voting on the advisory vote to approve our named executive officers’ compensation, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal; however, broker non-votes will not have any effect on the outcome of voting for this proposal.  For purposes of voting on the ratification of the selection of the Company’s auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

How are votes counted?

For purposes of the election of the Class II directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board.  For purposes of voting on the advisory vote to approve our named executive officers’ compensation and the ratification of the selection of the Company’s auditors, you may vote “for,” “against,” or “abstain.”  If you elect to “abstain,” the abstention has the same effect as a vote “against.”

How will my shares be voted if I properly complete and submit a Proxy, but do not indicate any contrary voting instructions?

If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, then your shares will be voted as follows:

•                  FOR the election of the Class II directors named in this Proxy Statement as the Board’s nominees for election as directors;

•                  FOR the advisory vote to approve the compensation of our named executive officers; and

•                  FOR the ratification of the selection of KPMG as the Company’s independent registered public accountants for 2017.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted as recommended by our Board or, if no recommendation is made, in the discretion of the proxyholders.  The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

Can I change my vote after submitting my Proxy?

If you are a stockholder of record, you may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation by submitting your vote electronically through the Internet or by telephone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date.  Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

If you are a beneficial owner, you should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization.

Directions to the Annual Meeting

You may contact us at (713) 783-8000 for directions to the Annual Meeting.

PROPOSAL ONE. ELECTION OF DIRECTORS

The Board has nominated T. Brian Carney, M. Gregory Colvin and Alan G. Jackson for election as Class II directors of the Company to serve for a three-year term to expire in 2020 and until either they are re-elected or their respective successors are elected and qualified.  Messrs. Carney, Colvin and Jackson are currently serving as directors of the Company, and their biographical information is contained in the “Directors and Executive Officers” section below.

The Board has no reason to believe that Messrs. Carney, Colvin and Jackson will be unable or unwilling to serve if elected.  If either Messrs. Carney, Colvin or Jackson becomes unable or unwilling to accept nomination or election, the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

Recommendation of our Board

The Board unanimously recommends that stockholders vote FOR the election of Messrs. Carney, Colvin and Jackson.

DIRECTORS AND EXECUTIVE OFFICERS

As of the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board and the executive officers of the Company are:

Name	Age	Position
A. R. Sanchez, Jr.	74	Executive Chairman of the Board
Antonio R. Sanchez, III	43	Chief Executive Officer and Director
Gilbert A. Garcia(1)	53	Director
M. Gregory Colvin(1)	57	Director
Alan G. Jackson(1)	73	Director
Sean M. Maher(1)	43	Director
T. Brian Carney(1)	51	Director
Robert V. Nelson, III(1)	41	Director
Eduardo A. Sanchez	37	President
Howard J. Thill	58	Executive Vice President and Chief Financial Officer
Patricio D. Sanchez	36	Executive Vice President
Christopher D. Heinson	34	Senior Vice President and Chief Operating Officer
Kirsten A. Hink	50	Senior Vice President and Chief Accounting Officer
Gregory B. Kopel	45	Senior Vice President and General Counsel

(1)         Member of the Nominating and Corporate Governance, the Audit and the Compensation Committees.

The Board currently consists of eight members.  The directors are divided into three classes serving staggered three-year terms.  Each year, the directors of one class stand for re-election as their terms of office expire.  Messrs. Carney, Colvin and Jackson are designated as Class II directors, and their terms of office expire on the date of the Company’s 2017 annual meeting of stockholders.  Messrs. Sanchez, Jr. and Sanchez, III are designated as Class III directors, and their terms of office expire on the date of the Company’s 2018 annual meeting of stockholders.  Messrs. Garcia, Maher and Nelson are designated as a Class I directors, and their terms of office expire on the date of the Company’s 2019 annual meeting of stockholders.

Set forth below is biographical information about each of the Company’s directors, nominees for director and executive officers as of the filing of the Proxy Statement.

A. R. Sanchez, Jr. has served as our Executive Chairman of the Board since November 2012.  Mr. Sanchez, Jr. is the co-founder, Chief Executive Officer and Chairman of the Board of Directors of Sanchez Oil & Gas Corporation (“SOG”), a private oil and natural gas company founded in 1972 that engages in the exploration and development of oil and natural gas primarily in Texas and the onshore Gulf Coast areas on behalf of its affiliates.  SOG is an affiliate of the Company.  Mr. Sanchez, Jr. received his Bachelor of Arts and Doctor of Jurisprudence degrees from St. Mary’s University in San Antonio, Texas.  Mr. Sanchez, Jr. currently serves as president and director for the A. R. “Tony” and Maria J. Sanchez Family Foundation.  He is also a director and stockholder of International Bancshares Corporation, a member of the Board of Visitors and Membership/Board Development Task Force at the University of Texas MD Anderson Cancer Center, a member of the Board of Advisors at Rice University’s Baker Institute and a member of the Board of Trustees at Baylor College of Medicine.  Because Mr. Sanchez, Jr. has over 42 years of experience in the oil and natural gas industry as well as a comprehensive understanding of oil and gas operations, we believe that Mr. Sanchez, Jr. is qualified to serve as a director of the Company.  Mr. Sanchez, Jr. is the father of Mr. Antonio R. Sanchez, III, our Chief Executive Officer and member of the Board, Mr. Eduardo A. Sanchez, our President, and Mr. Patricio D. Sanchez, our Executive Vice President.

Antonio R. Sanchez, III has served as our Chief Executive Officer since our formation in August 2011 and has been directly involved in the oil and gas industry for over 16 years.  Mr. Sanchez, III served as our Chairman of the Board from August 2011 to November 2012 and continues to be a member of our Board.  Mr. Sanchez, III also served as our President from August 2011 until October 2015.  Mr. Sanchez, III is also the co-president of SOG, which he joined in October 2001, the President of SEP Management I, LLC (“SEP Management”), the general partner of Sanchez Energy Partners I, LP (“SEP I”).  Each of SOG, SEP Management and SEP I (together with their affiliates (other than the Company), the “Sanchez Group”) are affiliates of the Company.  In his capacities as an officer of these members of the Sanchez Group, Mr. Sanchez, III manages all aspects of their daily operations, including exploration, production, engineering and land management.  In addition, Mr. Sanchez, III is a member of the board of directors of the general partner (“SPP GP”) of SPP, a publicly traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  From 1997 to 1999, Mr. Sanchez, III was an investment banker specializing in mergers and acquisitions with J.P. Morgan Securities Inc.  From 1999 to 2001, Mr. Sanchez, III worked in a variety of positions, including sales and marketing, product development and investor relations, at Zix Corporation, a publicly traded encryption technology company listed on the Nasdaq Global Market.  Mr. Sanchez, III was a member of the board of directors of Zix Corporation from May 2003 until June 2014.  He earned a Bachelor of Business Administration degree from Georgetown University with a concentration in accounting and finance and a minor in economics and a Master of Business Administration degree from Harvard Business School.  Mr. Sanchez, III has significant experience managing oil and gas operations and being a member of the board of directors of a publicly traded company as well as extensive knowledge of the energy industry.  For these reasons, we believe that Mr. Sanchez, III is qualified to serve as a director of the Company.  Mr. Sanchez, III is the son of Mr. Sanchez, Jr., our Executive Chairman of the Board, and the brother of Mr. Eduardo A. Sanchez, our President, and Mr. Patricio D. Sanchez, our Executive Vice President.

Gilbert A. Garcia has served as our director since December 2011 and is a Co-Chairperson of our Audit Committee and a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  Mr. Garcia is the Managing Partner of Garcia Hamilton & Associates, L.P., an institutional asset management firm, which he joined in 2002 and where he supervises all facets of the firm’s investment decisions.  Prior to joining Garcia Hamilton & Associates, L.P., Mr. Garcia worked at two other institutional asset management firms, Smith Graham & Company, where Mr. Garcia was most recently the Chief Investment Officer, and Cisneros Asset Management, where he was most recently President.  Mr. Garcia started his professional career with Salomon Brothers specializing in mortgage-backed securities.  Mr. Garcia received his Bachelor of Arts degree in Economics from Yale University.  We believe that Mr. Garcia is well-qualified to serve as a member of our Board.  In addition to his professional experience, Mr. Garcia also has extensive experience serving in leadership positions of community organizations, including as the Chairman of the Metropolitan Transit Authority of Harris County, Texas.  We believe that Mr. Garcia’s executive experience, including through his service on community organizations, provides valuable financial and management experience that is critical to his ability to identify, understand and address the challenges and opportunities that we face as a public company.

M. Gregory Colvin has served as our director since March 2012 and is a member of our Compensation Committee, our Nominating and Corporate Governance Committee and our Audit Committee.  Mr. Colvin was the Managing Partner, Chief Operating Officer and Head of Investor Relations of Sankofa Capital, an investment management firm, from December 2011 to December 2016.  From 2007 until he joined Sankofa Capital, Mr. Colvin worked as a securities broker at Bluffview Capital, LP, where he originated and raised capital for private equity and hedge fund clients.  From 1997 to 2006, Mr. Colvin was a Managing Director of the Private Funds Group at Donaldson, Lufkin & Jenrette Securities Corp. and Credit Suisse LLC.  Mr. Colvin started his professional career with Stephens Inc. specializing in placing primary and secondary fixed income products to institutional investors.  Mr. Colvin received his Bachelor of Science in Business Administration degree from the University of Arkansas.  Mr. Colvin currently serves on the advisory board of the Sam M. Walton College of Business at the University of Arkansas.  We believe that Mr. Colvin is well-qualified to serve as a member of our Board.  In addition to his extensive experience in leadership positions at large financial institutions, Mr. Colvin has a substantive understanding of the upstream oil and gas industry and a financial background that gives him the ability to understand and analyze our business and our opportunities.

Alan G. Jackson has served as our director since November 2012 and is the Chairperson of our Nominating and Corporate Governance Committee and a member of our Audit Committee and our Compensation Committee.  Mr. Jackson is the Senior Commercial Producer at IBC Insurance Agency, Ltd. (“IBC”).  Mr. Jackson is the former co-owner of Inscorp, Inc., a leading commercial insurance agent/brokerage in South Texas, which was acquired by IBC in 2009.  Mr. Jackson received his Bachelor of Business Administration degree from Texas A&M University at Kingsville, Texas, and is a graduate of the University of Texas, McCombs School of Business’ Management Development Program.  We believe that Mr. Jackson is well-qualified to serve as a member of our Board because of his experience working with many land and mineral owners and their representative brokers, bankers and attorneys and with many oil and gas operators, non-operators, investors, service companies and logistics carriers in the energy industry throughout South Texas, including the Eagle Ford Shale.

Sean M. Maher has served as our director since November 2014 and is a Co-Chairperson of our Audit Committee and a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  Mr. Maher is the Senior Portfolio Manager of RCH Energy, an investment management firm, which he joined in June of 2008.  From 2006 until joining RCH Energy, Mr. Maher was an Executive Director at Morgan Stanley and the Head of Master Limited Partnership and Integrated Natural Gas Research.  From 2001 to 2006, Mr. Maher was a member of the Integrated Oils and Independent Refining Equity Research team for Morgan Stanley.  From 1999 to 2001, Mr. Maher was an analyst in the Energy Investment Banking team at Morgan Stanley.  Mr. Maher began his career at Morgan Stanley in 1997 within the Financial Reporting and Controllers Group that covered the Investment Banking business, including Mergers & Acquisitions, Equity Capital Markets, Debt Capital Markets and Private Equity.  Mr. Maher received both his Bachelor of Business Administration in Finance and his Master of Business Administration in Finance and Accounting degrees from Saint Bonaventure University.  We believe that Mr. Maher is well-qualified to serve as a member of our Board due to his extensive financial and energy experience.

T. Brian Carney has served as our director since May 2015 and is the Co-Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and our Audit Committee.  Mr. Carney is an attorney from Midland, Texas, where he has practiced law at the Law Office of Brian Carney since 1992.  His practice focuses on litigation in both state and federal courts.  Mr. Carney graduated from the University of Oklahoma with a Bachelor of Business Administration in Finance, and he received his Doctor of Jurisprudence from Oklahoma City University in 1991.  We believe that Mr. Carney is well-qualified to serve as a member of our Board due to his legal background and experience.

Robert V. Nelson, III has served as our director since August 2016 and is the Co-Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and our Audit Committee.  Mr. Nelson is the Chief Operating Officer of Sprint Energy Services and has held this position since September 2016.  Prior to this, Mr. Nelson worked at C&J Energy Services, Ltd. (“C&J”) from March 2015 to January 2016, where he was Vice President of Corporate Operational Development.  In this capacity he was responsible for joint ventures and strategic partnerships with operators while assisting in the merger of certain operating units of Nabors Industries Ltd. (“Nabors”) with C&J.  Prior to joining C&J, Mr. Nelson served in positions of increasing importance with Nabors and its subsidiaries from 2006 to March 2015.  He began his career at Nabors in Corporate Development followed by successful assignments in Treasury, Nabors Drilling USA, and Nabors Well Services.  He was subsequently named Vice President and General Manager of the South Texas Region for Nabors Completion and Production Services, where he was responsible for directing this unit’s rapidly growing activity in the Eagle Ford Shale.  Mr. Nelson worked for UBS before Nabors.  He holds a Bachelor of Arts degree from the University of Texas at Austin and a Master of Business Administration degree from Rice University’s Jones Graduate School of Business.  We believe that Mr. Nelson is well-qualified to serve as a member of our Board due to his extensive experience that spans all areas of oil and natural gas exploration, drilling and production, including with respect to operations in the Eagle Ford Shale, our core area of focus.  We also believe Mr. Nelson’s unique service sector insight and perspective will greatly benefit the Board and management as we work to continuously improve operations and develop our plans for the future.

Eduardo A. Sanchez has served as our President since October 2015.  Mr. E. A. Sanchez has been President and Chief Executive Officer of Sanchez Resources, LLC (“Sanchez Resources”) since 2010, an affiliate of the Company, a member of the board of directors of SPP GP since May 2015, co-president of SOG, chief executive officer of Sanchez Oil & Gas Mexico Holdings, LLC, an affiliate of the Company, since August 2015 and president and chief executive officer of Sanchez Capital Advisors since April 2008.  Prior to his work at Sanchez Resources, Mr. E. Sanchez worked at Commonwealth Associates, Inc. focusing on private equity and debt placements in small and midsize market capitalization businesses, including those in the energy sector.  Mr. E. Sanchez received his Bachelor of Science in Business Administration degree from Babson College and his Master of Business Administration degree from Columbia Business School.  Mr. E. Sanchez is the brother of Mr. Sanchez, III, the Company’s Chief Executive Officer and member of the Board, and the son of A. R. Sanchez, Jr., the Executive Chairman of the Board, and the brother of Patricio D. Sanchez, an Executive Vice President of the Company.

Howard J. Thill has served as our Executive Vice President and Chief Financial Officer since October 2016.  Prior to joining the Company, Mr. Thill served as Senior Vice President of Communications and Investor Relations at Devon Energy, where he was responsible for all investor relations activity and development of corporate messaging from May 2014 until October 2016.  Prior to Mr. Thill’s position at Devon Energy, he served as Vice President of Corporate, Government and Investor Relations at Marathon Oil Corp., where he was employed from January 2002 until April 2014.  Mr. Thill began his career with Phillips Petroleum Company in 1982 as a drilling fluids engineer and subsequently held positions of increasing responsibility in natural gas operations, federal and international tax, international finance and business development before moving to investor relations.  Mr. Thill holds Bachelor degrees in Accounting and Marketing as well as a Master of Business Administration degree from Oklahoma State University.  In addition, he is a Certified Public Accountant.

Patricio D. Sanchez has served as our Executive Vice President since November 2016.  Mr. Sanchez also serves as President & Chief Operating Officer and a director of Sanchez Production Partners GP, LLC, the general partner of SPP, a publicly traded master limited partnership, which positons he has held since March 2017 and June 2015, respectively.  Mr. Sanchez served as Chief Operating Officer of Sanchez Production Partners GP, LLC from May 2015 through March 2017 when he was appointed President & Chief Operating Officer.  Mr. Sanchez has served as co-president of SOG since June 2014 and served as Executive Vice President prior to that from April 2010 to June 2014.  Mr. Sanchez has also been the managing member of Santerra Holdings, LLC, an oil and gas production company, since February 2012.  Mr. Patricio D. Sanchez is the brother of Mr. Sanchez, III, the Company’s Chief Executive Officer and member of the Board, the son of A. R. Sanchez, Jr., the Executive Chairman of the Board, and the brother of Eduardo A Sanchez, the Company’s President.  Mr. Sanchez holds a B.A. from Bentley College and a Masters in Energy and Mineral Resources from the University of Texas at Austin.

Christopher D. Heinson has served as our Senior Vice President and Chief Operating Officer since March 2014.  Mr. Heinson served as the Company’s interim Chief Operating Officer from January 2014 to March 2014.  He joined the Company in March 2013 as the Senior Manager of Reservoir Engineering.  Prior to joining the Company, Mr. Heinson served as a Senior Development Planning Engineer for Occidental Petroleum Corporation’s Williston Basin division from May 2011 to March 2013, where he coordinated the development of hundreds of horizontal wells drilled in the Bakken Shale as well as overseeing forecasting and planning for Occidental Petroleum Corporation’s Williston Business Unit, and a Staff Reservoir Engineer for their Permian basin division from May 2007 to May 2011, where he was responsible for direct technical oversight of multiple fields in the Permian Basin.  Mr. Heinson received his Bachelor of Science in Petroleum Engineering degree from the University of Texas at Austin.

Kirsten A. Hink has served as our Senior Vice President and Chief Accounting Officer since January 1, 2015, and previously served as our Vice President and Principal Accounting Officer since March 2012.  Prior to joining us, Ms. Hink served as the Controller of Vanguard Natural Resources, LLC from January 2011 to February 2012, where she oversaw the company’s financial reporting and accounting.  From January 2010 to December 2010, she served as Assistant Controller of Mariner Energy, Inc. (“Mariner”), where she managed the revenue and production reporting as well as assisted with financial and bankruptcy reporting for the Edge Petroleum Corporation (“Edge”) properties that were acquired by Mariner.  She served as the Chief Accounting Officer for Edge from July 2008 through December 2009 and the Vice President and Controller for Edge from October 2003 through July 2008, where she oversaw the preparation of Edge’s financial statements.  Prior to that time she served as Controller of Edge from December 31, 2000 to October 2003 and Assistant Controller of Edge from June 2000 to December 2000.  Edge filed for Chapter 11 bankruptcy protection in October 2009.  Before joining Edge, she served as Controller of Benz Energy Inc., an oil and gas exploration company, from June 1998 to June 2000.  Ms. Hink received a Bachelor of Science in Accounting degree from Trinity University.  Ms. Hink is a Certified Public Accountant in the State of Texas.

Gregory B. Kopel has served as our Senior Vice President and General Counsel since December 2015.  Prior to joining the Company, Mr. Kopel focused on energy transactions, with an emphasis on mergers and acquistions and joint ventures as Vice President and Associate General Counsel at Breitburn Energy Partners LP from April 2013 to December 2015 and in corporate legal positions at Linn Energy LLC from June 2010 to April 2013 and Occidental Petroleum Corporation from December 2005 to June 2010.  Mr. Kopel earned a B.A. in Government at the University of Texas at Austin, and a J.D. at the University of Houston, and began his career working at two international law firms.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to describe the Compensation Committee’s compensation philosophy and approach for all individuals serving as the Company’s principal executive officer or principal financial officer during 2016 as well as the three other most highly compensated executive officers for 2016 (the “named executive officers”).  The named executive officers for 2016 are as follows:

•                  A.R. Sanchez, Jr.—Executive Chairman of the Board;

•                  Antonio R. Sanchez, III—Chief Executive Officer;

•                  Eduardo A. Sanchez—President;

•                  Howard J. Thill—Executive Vice President and Chief Financial Officer;

•                  Christopher D. Heinson—Senior Vice President and Chief Operating Officer;

•                  Garrick A. Hill—Former Interim Chief Financial Officer; and

•                  G. Gleeson Van Riet—Former Senior Vice President and Chief Financial Officer.

On March 2, 2016, Mr. Van Riet notified the Company that he would resign as the Company’s Senior Vice President and Chief Financial Officer, effective March 30, 2016.  On March 7, 2016, the Board appointed Garrick A. Hill as the Company’s Interim Co-Chief Financial Officer.  Mr. Hill served as the Company’s Interim Co-Chief Financial Officer until Mr. Van Riet’s resignation on March 30, 2016 and acted as the Company’s Interim Chief Financial Officer until October 10, 2016.  Effective October 10, 2016, Mr. Hill resigned from his position as the Company’s Interim Chief Financial Officer.  Immediately following the effectiveness of Mr. Hill’s resignation as the Company’s Interim Chief Financial Officer, the Board appointed Howard J. Thill to serve as Executive Vice President and Chief Financial Officer of the Company.  Mr. Thill has acted as the Company’s Executive Vice President and Chief Financial Officer since that date.  Effective upon Mr. Hill’s resignation as the Company’s Interim Chief Financial Officer, Mr. Hill assumed a position overseeing the Company’s treasury function.

Mr. E. Sanchez, the Company’s President, works alongside Mr. Sanchez, III, the Company’s Chief Executive Officer, in the day-to-day supervision of the Company’s business, which provides other members of the management team ready access to their combined talent, insight and experience in the oil and gas industry.  Mr. E. Sanchez provides oversight and strategic guidance on the Company’s finance, capital markets, operations, marketing and midstream, and business development activities, and leads executive level recruitment and retention efforts.

Management and the Board have the added benefit of access to Mr. Sanchez, Jr., the Company’s Executive Chairman, who has a deep understanding of the cycles and challenges of the oil and gas industry from his over 42 years of experience in the industry.  The close working relationship among the Executive Chairman, the Chief Executive Officer and the President gives the Board and the Company’s stockholders a strong leadership team that can address issues quickly and seamlessly.

Background on Our Organizational Structure

All of our executive officers are employed by SOG and provide services both to us and to other members of the Sanchez Group in their capacity as employees of SOG.  Our Compensation Committee determines and approves base salary and annual bonus amounts for the services our named executive officers provide to us as well as equity awards under the Third Amended and Restated 2011 Long Term Incentive Plan (the “Plan”).  SOG pays all base salary and annual bonus amounts to our named executive officers and, pursuant to the services agreement between us and SOG, we reimburse SOG for the portion of compensation expenses (including base salary, benefits, and annual bonuses) set by our Compensation Committee and attributable to services provided to our business.  While our Compensation Committee initially establishes compensation levels for the services our named executive officers provide to us, SOG has final responsibility and authority with respect to our executive officers’ compensation for which the costs are allocated to us pursuant to the services agreement, and our Audit Committee is solely able to review, verify and dispute the reasonableness of such allocated costs pursuant to procedures set forth in the services agreement.  We estimate that during 2016, our named executive officers dedicated approximately 100% of their professional time to providing services to us.  For Mr. Van Riet, Mr. Hill and Mr. Thill, these estimates are only for the portion of 2016 that they were named executive officers of the Company.  Mr. Hill dedicated approximately 100% of his professional time from April 2016 to October 2016 and 77% of his professional time from November 2016 to December 2016 to providing services to us.

Executive Summary

Our operating environment in 2016 was characterized by significant commodity price volatility, resulting in the lowest prices for crude oil seen in the United States for more than a decade.  In the face of challenging industry fundamentals and uncertainty, we focused on what we could control by driving down wells costs, conserving capital, and boosting our financial liquidity.  As part of this focus, we made the strategic decision to concentrate our efforts on the Western Eagle Ford, an area that we believe offers impressive returns and growth potential even at lower commodity prices.

During 2016, our efficiency gains and operational improvements in the Western Eagle Ford led to results that exceeded our expectations and continue to enhance the sustainability of our cost structure.  In the area of drilling, while a significant portion of our well costs are predicated on day rates for services performed, efficiency gains are directly correlated to the sustainability of our cost structure and our ability to add economic wells to our drilling inventory over time.  Operational improvements in 2016, which relate to the unbundling of directional drilling services, implementation of a proprietary off-line cementing program, and reductions in our rig movement cost and duration, have contributed to further sustainability in the current price environment.  As compared to our cost structure in 2015, drilling costs have been reduced by approximately 30%.  In the area of completions, efficiency gains and design improvements have also yielded positive results.  Completion costs were reduced approximately 15% during 2016.  Importantly, we have successfully locked in a significant portion of our cost structure through a combination of Company-owned equipment and the execution of long-term contracts.

In addition to the highlights referenced above, our achievements in 2016 include:

•                  Upstream capital expenditures (including accruals) of approximately $350 million, a reduction of over 35% compared to 2015;

•                  Record annual production of 19.5 MMBoe for an average annual production rate of approximately 53,350 Boe/d, an increase of 1.5% over 2015 production despite lower capital spending;

•                  Total cost per well that averaged approximately $3.0 million, with some of our best wells coming in at approximately $2.8 million in 2016;

•                  Year-end reserves up over 55% compared to 2015 (from 127.6  MMBOE to 198.5 MMBOE, excluding acquisitions and divestitures), with a reserve replacement ratio of approximately 430%;

•                  The completion of our July 2016 to June 2017 Catarina drilling commitment of 50 wells by December 31, 2016, approximately six months earlier than required, which provides us with considerable financial flexibility as we look to execute our 2017 capital plan;

•                  Production by North Central Catarina step-out appraisal pad of 10% to 15% above Western Stack type curve forecast with yields over 250 Bbl of liquids per MMcf of natural gas de-risking the eastern portion of the Western Stack area;

•                  An outstanding safety record across our asset base with a total combined recordable injury rate of approximately 0.63, which we believe compares very favorably to industry standards;

•                  A strategic relationship with SPP that includes ownership of approximately 17% of SPP’s common units together with an extensive inventory of assets suitable for the master limited partnership model that we believe may be opportunistically divested to enhance liquidity in the years ahead;

•                  The strategic divestiture of non-core assets, including our Eastern Cotulla production assets and the Company’s interest in the Raptor Gas Processing Facility in South Texas, which added more than $250 million to our already strong liquidity position in 2016;

•                  Total liquidity of approximately $800 million at December 31, 2016, which included an undrawn credit facility with $300 million of borrowing capacity and approximately $500 million in cash; and

•                  Reinforcement of our strong liquidity position by closing the previously announced public equity offering on February 6, 2017, which resulted in net proceeds of approximately $136 million.

The results of our concentration on the Western Eagle Ford in 2016 have been dramatic.  For example:

•                  At Catarina, an asset we acquired in 2014, we have successfully delineated the extent of the Upper and Middle Eagle Ford across the ranch, with current estimated ultimate recoveries in some areas of the asset of more than double the results realized by the previous operator.

•                  As a result of successful appraisal in Western Catarina, an area to which we ascribed little value in excess of developed locations at the time of the acquisition, the Company now expects to have approximately 700 multi-bench locations with average returns of nearly 50%.

•                  Additionally, successful appraisal of South-Central Catarina, an area ascribed no value at the time of the acquisition, has added more than 200 economic drilling locations with expected returns in excess of 80%.

•                  With respect to our Maverick asset, located to the north/northwest of Catarina in the oil window of the Western Eagle Ford in Dimmitt, Zavala, and Frio Counties in South Texas, our drilling inventory increased by more than three times over the course of 2016.

Growth in the Maverick region of our asset base is largely the result of an extensive leasing program executed by the Company in 2016, which resulted in the acquisition of approximately 65,000 net acres in this area of the Western Eagle Ford.  Additionally, we acquired 45,000 net acres that comprises our “Javelina” asset, southeast of Catarina in the dry gas window of the Western Eagle Ford in La Salle and Webb Counties in South Texas.  As a result of industry conditions in 2016, our leasing efforts were executed at attractive terms using available cash.  Taken together, these leasing activities allowed us to strategically expand our footprint in an area that falls within a 50 mile radius in the Western Eagle Ford.  We believe this concentration of acreage and drilling opportunities leads to synergies of scale that stem from our extensive knowledge of the Western Eagle Ford and cost saving opportunities related to the use of shared resources and the efficiency of field-level operations.

As a result of efforts to improve our asset base through successful drilling and appraisals at Catarina, drilling, appraisals, and leasing at Maverick and leasing to form the Javelina asset during 2016, the Company now expects to have an inventory of over 2,800 net drilling locations in these areas of the Western Eagle Ford alone.  This represents an increase of approximately 800 engineered locations when compared to year end 2015, despite the strategic sale of our Eastern Cotulla production assets in December of 2016.

Additionally, we worked diligently to develop a transformative acquisition over the course of 2016.  To that end, in January 2017, Sanchez Energy along with Blackstone Energy Partners announced a 50/50 partnership to acquire the Comanche asset for a purchase price, after closing adjustments, of approximately $2.1 billion, subject to additional post-closing adjustments.  This accretive and transformative acquisition substantially increases our drilling inventory, with more than 1,000 net drilling opportunities identified to date, and adds 132 drilled but uncompleted wells.  Having closed the Comanche acquisition in March 2017, our operated Eagle Ford Shale position is approximately 585,000 gross acres (335,000 net to Sanchez Energy).  With the closing of this transaction, we believe we have locked up the core of the trend within the volatile oil window of the Western Eagle Ford.

With total net proved reserves of approximately 340 MMBoe, which represents an increase of approximately 78% from our year-end 2016 reserves, we believe we are now among the largest operators in the Eagle Ford Shale.  With more than 4,000 net, high rate of return drilling locations across our asset base and an industry leading cost structure, Sanchez Energy is well positioned to operate profitably for many years to come.

Compensation Highlights for 2016

When establishing compensation for services provided during 2016, the Compensation Committee and SOG weighed both the volatile commodities markets as well as our strong performance highlighted above.  The following is a summary of key compensation actions taken by SOG and/or the Company for the named executive officers with respect to our 2016 performance:

•                  Base Salary—Base salary rates have remained unchanged since 2014 for our Executive Chairman and Chief Executive Officer and since 2015 for our President.

•                  Cash Bonus—Cash bonus amount for our Executive Chairman did not increase in 2016 and increased for our Chief Executive Officer and President in 2016 due to record annual production, impressively low well costs and the other significant performance accomplishments described above.

•                  Long-Term Equity Incentives—Our Compensation Committee approved grants of restricted and/or phantom stock and performance accelerate restricted and/or phantom stock to our named executive officers with multi-year vesting schedules, the value of some of which is dependent on our share price and which we believe has a strong retentive element.

•                  Adoption of Stock Ownership Retention Guidelines and Clawback Policy—Our Board and the Compensation Committee have adopted stock ownership guidelines and an incentive compensation clawback policy to further align executive officers with our stockholders and to strengthen the Company’s executive compensation governance practices.

In addition to these compensation elements, the compensation program also includes other features that we believe are consistent with strong governance practices, including:

•                  Neither we nor SOG have any contractual obligations to provide gross-ups to any of our named executive officers;

•                  Neither we nor SOG provide excessive perquisites to our named executive officers;

•                  Neither we nor SOG have employment agreements with our named executive officers, providing us and SOG with flexibility to respond to changing company needs and market environments; and

•                  Our Compensation Committee has engaged an independent compensation consultant to advise it on executive compensation.

Say on Pay and Stockholder Engagement

At our annual meeting of stockholders held on May 24, 2016, our stockholders had the opportunity to cast an advisory vote on executive compensation.  At that meeting, approximately 55% of the votes cast by our stockholders (excluding broker non-votes) voted in support of our executive pay program.  The Compensation Committee will continue to consider the outcome of our say-on-pay votes annually when conducting its regular practice of evaluating the program and making future compensation decisions for the named executive officers.  In addition, the Board and the Compensation Committee strengthened the Company’s executive compensation governance practices by adopting stock ownership guidelines and an incentive compensation clawback policy to further align executive officers with our stockholders.

Clawback Policy

Our Board has adopted a clawback policy under which our Board has the right to cause the reimbursement by a current or former executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company’s financial statements.  Incentive compensation subject to the policy includes all cash, equity or equity-based awards made pursuant to the Plan or any other formal or informal plan, adopted currently or in the future.  Our Board may exercise this right regardless of the occurrence or absence of any fraud or responsibility on the part of any current or former executive officer.

Stock Ownership and Retention Guidelines

Our Board has adopted stock ownership and retention guidelines for certain executive officers and directors.  The guidelines require certain executive officers and directors to acquire and retain a minimum level of stock ownership within five years of the effective date of the guidelines or their appointment as executive officers or directors, whichever is later.  Our Executive Chairman and Chief Executive Officer must acquire and retain shares of our common stock equal to at least five times their annual base salary; our President, Chief Financial Officer, and Chief Operating Officer must acquire and retain shares of our common stock equal to at least three times their annual base salary; and our directors who are not also executive officers must acquire and retain shares of our common stock equal to at least five times their annual retainer.  Until the applicable minimum level of stock ownership is achieved, the executive officers or directors must retain all net shares obtained through the Plan (after payment of taxes and exercise price, if applicable).

Our Compensation Philosophy

The Compensation Committee and SOG design the cash and benefit portions of our executive compensation program to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to properly motivate management with an easy to comprehend compensation package that seeks to provide both near-term and long-term goals in a way that aligns their interests with those of our stockholders, and to reward success in reaching such goals.  We are committed to paying-for-performance and our executive compensation philosophy seeks to (i) motivate our employees to perform at the highest level consistent with our core values, (ii) reward high performing employees, and (iii) retain and attract top talent.

The goal of our equity award program is to encourage retention and to ensure that a substantial portion of each named executive officer’s compensation is directly tied to our share price performance.  Taken together, we use a program emphasizing variable annual cash compensation and long-term equity-based compensation to reward for Company and individual performance achievements.  We believe this pay-for-performance approach generally aligns the interests of executive officers who provide services to us with those of our stockholders, and at the same time enables us to maintain a lower level of base salary overhead in the event our operating and financial performance fails to meet expectations.

Role of Compensation Consultants

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.  Meridian reports directly to the Compensation Committee, which has authority under its charter to retain compensation consultants, although its representatives may also meet with management from time to time.  The Compensation Committee did not direct Meridian to perform its services in any particular manner or under any particular method.

During 2016, Meridian assisted the Compensation Committee with the following:

•                  Developed a peer group for reviewing executive and outside director market compensation practices;

•                  Conducted a competitive market analysis of executive compensation for our named executive officers;

•                  Conducted a competitive market analysis of compensation for our outside directors;

•                  Provided an update on executive compensation trends and developments; and

•                  Provided consulting on other matters pertaining to executive compensation as requested by the Compensation Committee during the year.

The Compensation Committee evaluates its compensation consultant annually to determine its independence.  The Compensation Committee has determined that no conflicts of interest exist with respect to Meridian’s consulting services for 2016.  The factors considered by the Compensation Committee in conducting this analysis are as follows:

(i)                                     The provision of other services to us by Meridian, if any;

(ii)                                  The amount of fees received from us by Meridian as a percentage of Meridian’s total revenue;

(iii)                               The policies and procedures of Meridian that are designed to prevent conflicts of interest;

(iv)                              Any business or personal relationship of Meridian or its consultants with a member of the Compensation Committee;

(v)                                 Any stock of the Company owned by Meridian’s consultants; and

(vi)                              Any business or personal relationship of Meridian or its consultants with any of our executive officers.

Use of Market Data and Peer Comparisons

As part of the compensation setting process for the 2016 year, the Compensation Committee:  (i) examined the compensation practices of our peer companies; (ii) reviewed compensation information from the oil and gas industry; (iii) reviewed and participated in relevant compensation surveys and (iv) relied on data provided by Meridian.

In 2016, our Compensation Committee worked with Meridian to develop a peer group of companies with which we compete for executive talent so that we could use compensation types and levels paid across the peer group as a reference point for assessing the allocated portion of executive compensation set by the Compensation Committee as well as the type, volume and terms of our equity compensation grants.  The criteria used for inclusion in our peer group included U.S. based public companies focused on oil and gas exploration and production with similarly sized assets, market value and enterprise value, with the Company falling within a reasonable range of the median of the group.  The peer group used by the Compensation Committee in analyzing 2016 named executive officers’ compensation was as follows:

Approach Resources Inc.	Jones Energy Inc.	Rex Energy Corp.
Carrizo Oil & Gas Inc.	Laredo Petroleum Inc.	RSP Permian Inc.
Clayton Williams Energy Inc.	Matador Resources Corp.	Stone Energy Corp.
Comstock Resources Inc.	Parsley Energy Inc.	Vanguard Natural Resources
Exco Resources Inc.	PDC Energy Inc.	W&T Offshore Inc.

Meridian provided the Compensation Committee with data regarding both total compensation and each element of compensation paid to similarly situated executives at the peer group companies.  In addition, Meridian provided data from an E&P compensation survey.  Our Compensation Committee reviewed the market data and considered it when evaluating compensation paid to our named executive officers and our equity grant types and amounts.  Our Compensation Committee believes that providing compensation opportunities within a competitive range of our peer group will ensure we can attract and retain talented executive officers with the expertise and dedication required for our company to excel.

Role of Executive Officers in Setting Executive Compensation

Our Executive Chairman of the Board and our Chief Executive Officer annually review the performance of our other named executive officers and make recommendations to the Compensation Committee regarding compensation.

Elements of Executive Compensation

Element	Objective	Key Features
Base Salary	• Provide base compensation that is competitive for each position to reward and motivate individual performance

• Targeted to be in a competitive range compared to similarly situated executives at our peer companies

• Increased or decreased depending on responsibility, experience, and skill of each executive and their respective position

Annual Cash Bonus	• Reward executives for the achievement of short-term company objectives	• Variable compensation payable only in connection with achievement of strategic and financial goals • Rewards individual contributions to company success
Long-Term Incentive Compensation	• Align executive interests with those of our stockholders • Tie value of compensation to long-term share price performance • Reinforce executive retention • Provide share ownership opportunities

• The value of each restricted and phantom stock grant increases or decreases as the value of our shares increase or decrease, incentivizing our executives to build long-term sustainable growth

• Multi-year vesting periods, which encourage long-term retention

Pay Mix

The following table sets forth the approximate percentages of our named executive officers’ total compensation for services provided to us by our named executive officers for the fiscal year ended December 31, 2016 in the form of (i) base salary, (ii) cash bonus awards and (iii) equity awards during fiscal year 2016 as set forth in the “Summary Compensation Table” below.  The “Pay Mix Table” below does not include amounts classified as “All Other Compensation” in the Summary Compensation Table.

Name and Principal Position (1)	Salary earned as a percentage of total compensation	Cash bonus as a percentage of total compensation	Equity awards as a percentage of total compensation
A. R. Sanchez, Jr., Executive Chairman of the Board	9%	26%	64%
Antonio R. Sanchez, III, Chief Executive Officer	10%	31%	57%
Eduardo A. Sanchez, President	11%	33%	56%
Howard J. Thill, (2) Executive Vice President and Chief Financial Officer	3%	8%	89%
Christopher D. Heinson, Senior Vice President and Chief Operating Officer	8%	13%	78%
Garrick A. Hill, (3) Former Interim Chief Financial Officer	22%	21%	55%
G. Gleeson Van Riet, (4) Former Senior Vice President and Chief Financial Officer	33%	0%	66%

(1)         The approximate percentages of total compensation do not include amounts classified as “All Other Compensation” in the Summary Compensation Table.

(2)         Mr. Thill was appointed as our Executive Vice President and Chief Financial Officer on October 10, 2016 and the compensation allocated above is based upon the compensation he was actually paid for services provided to us during his partial year as our Executive Vice President and Chief Financial Officer in 2016.

(3)         Mr. Hill acted as our Interim Co-Chief Financial Officer from March 2, 2016 until March 30, 2016, and acted as our Interim Chief Financial Officer until his resignation from such position on October 10, 2016.  Effective upon Mr. Hill’s resignation as our Interim Chief Financial Officer, Mr. Hill assumed a position overseeing the Company’s treasury function.  The compensation allocated above is based upon the compensation Mr. Hill was actually paid for services to us in his various roles in 2016.  Mr. Hill dedicated approximately 100% of his professional time from April 2016 to October 2016 and 77% of his professional time from November 2016 to December 2016 to providing services provided to us.

(4)         Mr. Van Riet ceased providing services to us on March 30, 2016 and the compensation allocated above is based upon the compensation he was paid for services provided to us through such date.  Mr. Van Riet forfeited his unvested stock awards upon his resignation in March 2016.

There are three primary elements of compensation that are used in our executive compensation program—base salary, annual cash bonus and long-term equity incentive awards. Annual cash bonuses and equity incentive awards (as opposed to base salary) represent the at-risk elements of compensation intended to drive performance.  They are also flexible in application and can be tailored to meet our objectives for the applicable year.  We do not currently have any policies regarding the allocation of compensation between either long- or short-term compensation, or cash and non-cash compensation.  The determination of each named executive officer’s cash bonus reflects their relative contribution to achieving or exceeding annual company goals, while the long-term incentive award determination is based on their expected contribution in respect of longer term performance objectives.

Base Salary.  Our Compensation Committee establishes base salary levels for each of our named executive officers.  The Compensation Committee reviews the named executive officers’ base salaries on an annual basis and makes adjustments as necessary to maintain a competitive executive compensation structure.  Our Compensation Committee also reviews and adjusts, as appropriate, base salaries in connection with a promotion or other change in responsibility of our named executive officers.

The Compensation Committee and SOG determined to keep the base salaries for each of our named executive officers at the same levels in 2016 as the previous year, given the tumultuous commodities environment.  However, in October 2016 the Compensation Committee and SOG determined to increase the base salary of our Chief Financial Officer upon the appointment of Mr. Thill to such position.  The Compensation Committee and SOG determined that this increase was appropriate in order to attract and retain a senior executive of Mr. Thill’s caliber.

The Compensation Committee and SOG elected to leave 2017 base salary levels for the named executive officers unchanged from 2016, except Mr. Heinson, who received a slight base salary increase from $400,000 to $412,000.  The Compensation Committee and SOG determined that this increase in base salary was appropriate to compensate Mr. Heinson for acquiring additional responsibility over the last several years and for attaining cost-reductions for the Company and to ensure pay equity among our named executive officers.

Name	2015 Base Salary		2016 Base Salary		2017 Base Salary
A.R. Sanchez, Jr.	$650,000		$650,000		$650,000
Antonio R. Sanchez, III	$650,000		$650,000		$650,000
Eduardo A. Sanchez	$72,958	(1)	$650,000		$650,000
Howard J. Thill	$—		$103,125	(2)	$450,000
Christopher D. Heinson	$250,000		$400,000		$412,000
Garrick A. Hill	$—		$160,074	(3)	$—
G. Gleeson Van Riet	$360,000		$136,023	(4)	$—

(1)         Mr. Eduardo A. Sanchez was appointed as our President on October 1, 2015, and his fiscal year 2016 base salary rate was set at $650,000 per year.  The salary reported above for 2015 reflects the base salary he was actually paid for services provided to us during his partial year as our President in 2015.

(2)         Mr. Thill was appointed as our Executive Vice President and Chief Financial Officer on October 10, 2016, and his fiscal year 2016 base salary rate was set at $450,000 per year.  The salary reported above for 2016 reflects the base salary he was actually paid for services provided to us during his partial year as our Executive Vice President and Chief Financial Officer in 2016.

(3)         Mr. Hill acted as our Interim Co-Chief Financial Officer from March 2, 2016 until March 30, 2016, and acted as our Interim Chief Financial Officer until his resignation from such position on October 10, 2016.  Effective upon Mr. Hill’s resignation as our Interim Chief Financial Officer, Mr. Hill assumed a position overseeing the Company’s treasury function.  The salary reported above for 2016 reflects the base salary he was paid for services provided to us from March 2, 2016 through December 31, 2016 in his various positions at the Company.

(4)         Mr. Van Riet ceased providing services to us on March 30, 2016.  The salary reported above for 2016 reflects the base salary of $90,000 he was paid for services provided to us through that date and $46,023 for accrued vacation.

Annual Cash Bonus Awards.  Annual bonus awards are fully discretionary and determined based on financial and individual performance.  The Compensation Committee and SOG review bonus awards for our named executive officers annually to determine award payments for the current fiscal year.  Incentive compensation in respect of services provided to us is not tied in any material way to the performance of entities other than us and our subsidiaries.  Specifically, performance metrics are not tied to the performance of SOG or any other members of the Sanchez Group.  With regard to the cash bonus awards made during 2016, the Compensation Committee and SOG took a number of factors into account in making its award decisions:

•                  Our record production rates;

•                  The strategic importance of transactions completed or initiated throughout the year, including the Comanche acquisition, which significantly increased our proved reserves in the Eagle Ford;

•                  Our reduction of average well costs by over 60% as compared to 2015; and

•                  Our strengthened financial position due to dispositions of midstream assets and non-core Eagle Ford acreage.

On January 16, 2017, our Compensation Committee awarded Messrs. Sanchez, Jr., Sanchez, III, and E. Sanchez a cash bonus of $2,000,000 each for their work and efforts during 2016, including with respect to efforts made towards the latter half of 2016 in completing the Comanche acquisition and relating financings.  Mr. Thill also received cash bonus of $100,000 based on 2016 performance.  In addition, Mr. Thill received a $300,000 sign-on bonus, half of which, or $150,000, was paid in October 2016 and the remainder of which was paid in January 2017.

Long-Term Incentive Compensation.  We adopted the Plan in order to have the flexibility to grant equity and equity-based awards to employees, officers, consultants and directors who perform services for us.  Each of our named executive officers is eligible to receive awards under the Plan, which is administered by the Compensation Committee.

Our Plan allows for the grant of restricted shares, phantom shares, share options, share appreciation rights and other share-based awards.  The purpose of awards under our Plan is to provide additional incentive compensation to individuals providing services to us and to align the economic interests of such individuals with the interests of our stockholders.  Our Plan limits the number of shares that may be delivered under the Plan to 17,239,790 shares of our common stock plus, upon the issuance of additional shares of common stock after April 15, 2016, an additional number of shares equal to 15% of such issuance or such lesser number determined by the Compensation Committee.

Our Compensation Committee determines any awards granted under our Plan.  With regard to the awards granted during 2016, the Compensation Committee took a number of factors into account, including:

•                  Our financial and operational performance for fiscal 2015 (including significant increases in proved reserves, average daily production and Adjusted EBITDA);

•                  The significant number of completed transactions in fiscal 2015 (including two dispositions, adoption of a net operating loss rights plan and completion of an exchange offer for our $1.15 billion in aggregate principal amount of 6.125% senior notes due 2023);

•                  The significant demand in Houston and worldwide for experienced oil and gas executives;

•                  Information gathered by the Compensation Committee regarding compensation paid to executives at other public oil and gas production companies; and

•                  The performance of the individual executives.

For the Executive Chairman, Chief Executive Officer, and President, the Compensation Committee established 2016 target grant values based on the following:

•                  Company performance for 2016;

•                  Individual performance for 2016;

•                  Internal equity;

•                  Competitive market levels; and

•                  Total share and accounting expense.

The table below shows the values approved by the Compensation Committee in January 2016.

2016 Individual Targeted Grant Value Award Amount
Executive Officer Group Members	Targeted Grant Value Award Amount ($)
A. R. Sanchez, Jr.	5,000,000
Antonio R. Sanchez, III	3,750,000
Eduardo A. Sanchez	3,500,000

Further, in 2016, our Compensation Committee approved new forms of the restricted stock agreement, performance accelerated restricted stock agreement, phantom stock agreement and performance accelerated phantom stock agreement (collectively, the “New Equity Award Agreements”) and determined a targeted mix of value between the four long-term incentive vehicles as described in the table below.  The Compensation Committee approved this mix to introduce a performance element to the long-term incentive program, encourage retention and stock ownership, and manage the Company’s share utilization and dilution.

Vehicle	Weighting (% of Target Grant Value)	Description
Restricted Stock	33%	Time-vested restricted stock vesting ratably over three years.
Phantom Stock	33%	Time-vested phantom stock vesting ratably over three years. Each phantom share is equal to the value of a share of our common stock and the award is settled in cash upon vesting.
Performance Accelerated Restricted Stock	17%

Restricted stock vesting 100% after five years from the grant date; however, 50% of the restricted shares may vest earlier if the Company’s stock price equals or exceeds 150% of the grant date stock price and an additional 50% of the restricted shares may vest earlier if the Company’s stock price equals or exceeds 200% of the grant date stock price. In order to vest earlier, the stock price must maintain these levels for a minimum of fifteen consecutive trading days. If the Company’s stock price equals to or exceeds 150% of the grant date stock price prior to the first anniversary of the grant date, then the 50% of shares vesting will occur on the first anniversary of the grant date.

Performance Accelerated Phantom Stock	17%

Phantom stock with the same vesting terms as performance accelerated restricted stock. Each phantom share is equal to the value of a share of our common stock and the award is settled in cash upon vesting.

During 2016, the Compensation Committee granted awards to our named executive officers using one or more of the New Equity Award Agreements, with the exception of the restricted shares granted to Messrs. Heinson and Van Riet in January 2016, which were made pursuant to an older form of award agreement.  Messrs.  Sanchez, Jr., Sanchez, III, E. Sanchez, Heinson and Van Riet received their Plan awards during the first quarter of the year in 2016.  Mr. Howard J. Thill received his Plan awards in connection with his appointment as our Chief Financial Officer in October 2016.  Mr. Hill received his Plan awards in April 2016.  In addition, Mr. Heinson received an additional Plan award in April 2016.  The Compensation Committee and SOG determined that this additional Plan award was appropriate to reward Mr. Heinson for acquiring additional responsibility over the last several years and for attaining cost-reductions for the Company and to ensure pay equity among our named executive officers.  Mr. Van Riet forfeited his granted awards due to his resignation, effective on March 30, 2016.

During the year ended December 31, 2016, our named executive officers were granted shares of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock as indicated in the following table:

Award Recipient	Vesting Schedule	Number of Shares Granted During 2016
A.R. Sanchez, Jr. (1)
Restricted Stock	3 year	537,460
Phantom Stock	3 year	537,460
Performance Accelerated Restricted Stock	5 year	276,872
Performance Accelerated Phantom Stock	5 year	276,872
Antonio R. Sanchez, III (2)
Restricted Stock	3 year	403,095
Phantom Stock	3 year	403,095
Performance Accelerated Restricted Stock	5 year	207,654
Performance Accelerated Phantom Stock	5 year	207,654
Eduardo Sanchez (3)
Restricted Stock	3 year	376,222
Phantom Stock	3 year	376,222
Performance Accelerated Restricted Stock	5 year	193,811
Performance Accelerated Phantom Stock	5 year	193,811
Howard J. Thill (4)
Restricted Stock	3 year	175,000
Phantom Stock	3 year	175,000
Christopher D. Heinson (5)
Restricted Stock	3 year	200,000
Phantom Stock	3 year	200,000
Performance Accelerated Restricted Stock	5 year	100,000
Performance Accelerated Phantom Stock	5 year	100,000
Garrick A. Hill (6)
Phantom Stock	3 year	60,000
G. Gleeson Van Riet (7)
Restricted Stock	3 year	65,000

(1)      Includes 537,460 shares of restricted and 537,460 shares of phantom stock granted on February 18, 2016 vesting in equal annual increments over a three-year period and 276,872 shares of performance accelerated restricted and 276,872 shares of performance accelerated phantom stock granted on February 18, 2016 with five-year cliff vesting subject to an early acceleration trigger based upon the price of our common stock.

(2)         Includes 403,095 shares of restricted and 403,095 shares of phantom stock granted on February 18, 2016 vesting in equal annual increments over a three-year period and 207,654 shares of performance accelerated restricted and 207,654 shares of performance accelerated phantom stock granted on February 18, 2016 with five-year cliff vesting subject to an early acceleration trigger based upon the price of our common stock.

(3)         Includes 376,222 shares of restricted and 376,222 shares of phantom stock granted on February 18, 2016 vesting in equal annual increments over a three-year period and 193,811 shares of performance accelerated restricted and 193,811 shares of performance accelerated phantom stock granted on February 18, 2016 with five-year cliff vesting subject to an early acceleration trigger based upon the price of our common stock.

(4)         Includes 175,000 shares of restricted and 175,000 shares of phantom stock granted on October 10, 2016 vesting in equal annual increments over a three-year period.

(5)         Includes 100,000 shares of restricted stock granted on January 5, 2016, 100,000 shares of restricted and 200,000 shares of phantom stock granted on April 15, 2016 vesting in equal annual increments over a three-year period, 100,000 shares of performance accelerated restricted and 100,000 shares of performance accelerated phantom stock granted on April 15, 2016 with five-year cliff vesting subject to an early acceleration trigger based upon the price of our common stock.

(6)         Includes 60,000 shares of phantom stock granted on April 15, 2016 vesting in equal annual increments over a three-year period.

(7)         Includes 65,000 shares of restricted stock granted on January 5, 2016, all of which were forfeited by Mr. Van Riet due to his resignation, effective on March 30, 2016.

Severance and Change in Control Benefits.

Other than the severance and Change in Control benefits provided under the Plan and the New Equity Award Agreements discussed in “Potential Payments Upon Termination or Change in Control,” we do not provide any severance or change of control benefits to our executive officers.  We view the limited benefits that we do provide as necessary to attract and retain executive talent in a highly competitive market and provide continuity of management in the event of an actual or contemplated change of control.

Other Benefits.

SOG does not maintain a defined benefit pension plan for its executive officers because it believes such plans primarily reward longevity rather than performance.  SOG provides a basic benefits package generally to all employees, which includes a 401(k) plan and health, disability and life insurance.  SOG employees who provide services to us under the service agreement remain entitled to these benefits from SOG.

Employment Agreements

Neither SOG nor the Company has entered into any employment agreements with any of our named executive officers.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain named executive officers, unless the compensation is performance-based, as defined under federal tax laws.  For example, compensation income attributable to discretionary cash bonus awards and the vesting of time-based restricted and phantom stock is not performance-based as defined in Section 162(m) of the Code, and, therefore, the related compensation expense is not deductible under that section to the extent that, together with other compensation attributed to a covered executive officer (generally the Chief Executive Officer and our three most highly compensated officers other than the Chief Financial Officer) in the applicable year that is not performance-based, such income exceeds $1,000,000.  Although we are not currently awarding performance-based compensation (within the meaning of Section 162(m) of the Code), the Compensation Committee takes the deductibility of compensation into consideration, along with many other factors, when making compensation decisions and we have paid, and may continue to pay, non-deductible compensation in order to preserve our ability to structure the executive compensation program to meet the objectives discussed herein, including to motivate and reward individual and team performance and to ensure our named executive officers’ interests are closely aligned with those of our stockholders.

Relation of Compensation Policies and Practices to Risk Management

SOG’s and our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level.  In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking.  Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach performance thresholds that qualify them for additional compensation.

From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking.  We also routinely monitor and measure the execution and performance of our projects and acquisitions relative to expectations.

SOG’s and our compensation arrangements and our Plan contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results.  Those elements include delaying the rewards and subjecting such rewards to forfeiture for terminations related to violations of its risk management policies and practices or of our Code of Business Conduct and Ethics.

In combination with our risk-management practices, we do not believe that risks arising from our or SOG’s compensation policies and practices for individuals providing services to us are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management.  Based on this review and discussion, the Compensation Committee of our Board of Directors has approved the Compensation Discussion and Analysis for inclusion in this Proxy Statement.

Compensation Committee of

the Board of Directors of

Sanchez Energy Corporation

T. Brian Carney, Co-Chairperson

Robert V. Nelson, III, Co-Chairperson

M. Gregory Colvin, Member

Gilbert A. Garcia, Member

Alan G. Jackson, Member

Sean Maher, Member

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2016, 2015, and 2014.  All amounts included in the table below were determined by our Compensation Committee and SOG and paid by SOG, except awards of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock granted under our Plan, which were granted by our Compensation Committee alone.  The amounts reported in the table below represent only amounts paid for services provided to us and do not include amounts paid by SOG to our named executive officers for services provided to other entities, including SOG.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)	All Other Compensation(5)(6)	Total
A. R. Sanchez, Jr.	2016	$650,000	$2,000,000	$4,902,279	$77,172	$7,629,451
Executive Chairman of the Board	2015	$650,000	$2,000,000	$5,421,000	$130,569	$8,201,569
	2014	$650,000	$2,000,000	$8,494,500	$21,360	$11,165,860
Antonio R. Sanchez, III	2016	$650,000	$2,000,000	$3,676,709	$75,480	$6,402,189
Chief Executive Officer	2015	$650,000	$1,750,000	$3,753,000	$159,664	$6,309,544
	2014	$650,000	$1,750,000	$6,067,500	$5,760	$8,473,260
Eduardo A. Sanchez	2016	$650,000	$2,000,000	$3,431,599	$53,628	$6,135,227
President	2015	$72,958	500,000	$2,919,000	$2,422	$3,494,380
Howard J. Thill	2016	$103,125	$250,000	$2,929,500	$1,016	$3,283,641
Executive Vice President and Chief Financial Officer
Christopher D. Heinson	2016	$400,000	$600,000	$3,695,000	$18,636	$4,713,636
Senior Vice President and Chief Operating Officer	2015	$250,000	$300,000	$2,731,500	$18,492	$3,299,992
	2014	$250,000	$250,000	$1,815,000	$19,800	$2,334,800
Garrick A. Hill	2016	$160,074	$150,000	$392,400	$14,641	$717,115
Former Interim Chief Financial Officer
G. Gleeson Van Riet (7)	2016	$136,023	$0	$276,250	$5,240	$417,513
Former Senior Vice President and Chief Financial Officer	2015	$360,000	$300,000	$1,674,100	$18,858	$2,352,958

(1)         Mr. Eduardo A. Sanchez was appointed as our President on October 1, 2015.  The salary reported for 2015 above reflects the base salary he was paid for services provided to us during his partial year as our President in 2015.  Mr. Thill was appointed as our Executive Vice President and Chief Financial Officer on October 10, 2016.  The salary reported above for 2016 reflects the base salary he was actually paid for services provided to us during his partial year as our Executive Vice President and Chief Financial Officer in 2016.  Mr. Hill acted as our Interim Co-Chief Financial Officer from March 2, 2016 until March 30, 2016, and acted as our Interim Chief Financial Officer until his resignation on October 10, 2016.  Effective upon Mr. Hill’s resignation as our Interim Chief Financial Officer, Mr. Hill assumed a position overseeing the Company’s treasury function.  The salary reported above for 2016 reflects the base salary Mr. Hill was paid for services provided to us from March 2, 2016 through December 31, 2016 in his various positions at the Company.  Mr. Van Riet ceased providing services to us on March 30, 2016 and the salary reported above for 2016 reflects the base salary he was paid for services provided through that date.

(2)         Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez and Heinson received cash bonuses of $2,000,000, $2,000,000, $2,000,000 and $200,000, respectively, in January 2017 based on 2016 performance, which are reported as

2016 compensation in the table above in accordance with SEC rules. Mr. Heinson also received a $400,000 cash bonus in December 2016 based on 2016 performance, which is also reflected in the table above.  Messrs. Sanchez, Jr., Sanchez, III and E. Sanchez received cash bonuses of $2,000,000, $1,750,000 and $500,000, respectively, in January 2016 based on 2015 performance, which are reported as 2015 compensation in the table above in accordance with SEC rules. Mr. Thill received cash bonus of $100,000 based on 2016 performance and one-half of a $300,000, or $150,000, sign-on bonus, the remainder of which was paid in January 2017.  Mr. Van Riet did not receive a cash bonus in 2016 due to his resignation in March 2016.

(3)         The amounts reported in this column reflect the aggregate grant date fair value of restricted, phantom, performance accelerated restricted and performance accelerated  phantom stock awards granted, if any, under our Plan for fiscal years 2016, 2015, and 2014, computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures.  See Note 7, “Stock-Based Compensation,” to the Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K filed on February 27, 2017 (the “2016 10-K”) for additional detail regarding assumptions used to calculate these figures.

(4)         Based on 2015 performance, our Compensation Committee granted restricted awards to Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez and Heinson of 537,460, 403,095, 376,222 and 200,000 shares, respectively, and phantom stock awards to Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, Heinson and Hill of 537,460, 403,095, 376,222, 200,000 and 60,000 shares, respectively, in 2016.  The restricted stock shares granted to Mr. Van Riet were forfeited due to his resignation, effective on March 30, 2016.  In addition, based on 2015 performance, our Compensation Committee granted performance accelerated restricted stock awards to Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez and Heinson of 276,872, 207,654, 193,811 and 100,000 shares, respectively, and performance accelerated phantom stock awards to Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez and Heinson of 276,872, 207,654, 193,811 and 100,000 shares, respectively, in 2016.  In addition, the Compensation Committee granted 175,000 restricted stock awards and 175,000 phantom stock awards to Mr. Thill upon his appointment as Chief Financial Officer in October 2016.  The grants made in 2016 for performance in 2015 are reflected in 2016 compensation in accordance with SEC rules.

(5)         In fiscal 2016, “All Other Compensation” for Mr. Sanchez, III and E. Sanchez consisted of the parking costs allocated to us by SOG, the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group and group term life insurance costs, and for Mr. Sanchez, Jr. consisted of the 401(k) matching contribution costs, the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, the parking costs allocated to us by SOG and group term life insurance.  For Messrs. Heinson, Hill and Van Riet, “All Other Compensation” consisted of the 401(k) matching contribution costs, the parking costs allocated to us by SOG and group term life insurance.  For Mr. Thill, “All Other Compensation” consisted of the parking costs allocated to us by SOG and group term life insurance.  For additional information regarding the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, see footnote 6 below.

(6)         Pursuant to the Company’s aircraft policy, named executive officers and directors are permitted to use aircraft owned or provided by the Company or a member of the Sanchez Group for uses deemed by SEC rules to constitute personal usage of such aircraft.  We calculate the aggregate incremental cost of such personal usage as set forth below.

•                  For aircraft owned by the Company or a member of the Sanchez Group, we calculate the aggregate incremental cost of personal usage by multiplying the number of hours of such personal usage by the average variable operating cost per hour of the aircraft, which we derive based on the costs of fuel, maintenance, landing, parking and catering costs, certain taxes and certain other miscellaneous fees and costs.  Because our corporate aircraft are used primarily for business travel, we do not include in this figure fixed costs for such aircraft that generally do not change with use.

•                  For aircraft provided (but not owned) by the Company or a member of the Sanchez Group, we calculate the aggregate incremental cost of personal usage by calculating the percentage of the total hours the aircraft was used by Company personnel that were for personal purposes, and multiplying this ratio against the total cost of such aircraft to the Company or such member of the Sanchez Group.

•                  For trips that involve mixed personal and business usage, we determine the aggregate incremental cost attributable to personal use by subtracting the aggregate incremental cost of a “business-only” trip from the total aggregate incremental cost of the whole trip (both personal and business).

In 2016, we incurred aggregate incremental costs of $72,360, $44,040 and $50,580 for personal use of aircraft owned or provided by the Company or a member of the Sanchez Group by Mr. Antonio R. Sanchez, III, Mr. A. R. Sanchez, Jr. and Mr. E. Sanchez, respectively.

(7)         Upon his resignation in March 2016, Mr. Van Riet forfeited all of his stock awards in full.

2016 Grants of Plan-Based Awards

The following table sets forth certain information with respect to awards of restricted stock granted under our Plan to our named executive officers in 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units #(1)		Grant Date Fair Value of Stock and Option Awards(2)
A.R. Sanchez, Jr.	02/18/2016	537,460	(3)	$1,617,755
	02/18/2016	276,872	(4)	$833,385
	02/18/2016	537,460	(5)	$1,617,755
	02/18/2016	276,872	(6)	$833,385
Antonio R. Sanchez, III	02/18/2016	403,095	(3)	$1,213,316
	02/18/2016	207,654	(4)	$625,039
	02/18/2016	403,095	(5)	$1,213,316
	02/18/2016	207,654	(6)	$625,039
Eduardo A. Sanchez	02/18/2016	376,222	(3)	$1,132,428
	02/18/2016	193,811	(4)	$583,371
	02/18/2016	376,222	(5)	$1,132,428
	02/18/2016	193,811	(6)	$583,371
Howard J. Thill	10/10/2016	175,000	(3)	$1,464,750
	10/10/2016	175,000	(5)	$1,464,750
Christopher D. Heinson	01/05/2016	100,000	(3)	$425,000
	04/15/2016	100,000	(3)	$654,000
	04/15/2016	100,000	(4)	$654,000
	04/15/2016	200,000	(5)	$1,308,000
	04/15/2016	100,000	(6)	$654,000
Garrick A. Hill	04/15/2016	60,000	(5)	$392,400
G. Gleeson Van Riet	01/05/2016	65,000	(7)	$276,250

(1)         Represents the number of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock awards granted to our named executive officers under the Plan and New Equity Award Agreements during 2016.  In addition, Mr. Heinson and Mr. Van Riet received restricted stock awards in January 2016 under older form of award agreements.

(2)         Reflects the aggregate grant date fair value of the restricted, phantom, performance accelerated restricted and performance accelerated phantom stock awards granted under the Plan, calculated in accordance with FASB ASC Topic 718 by multiplying the number of shares granted to each named executive officer by the closing price of our common stock on the date of grant.  For additional information about assumptions made in the valuation of these awards, see Note 7, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” in the 2016 10-K.

(3)         Represents the number of restricted stock awards vesting in equal annual increments over a three-year period.

(4)         Represents the number of performance accelerated restricted stock awards payable in cash with five-year cliff vesting subject to an early acceleration trigger based upon the price of our common stock.

(5)         Represents the number of phantom stock awards vesting in equal annual increments over a three-year period.

(6)         Represents the number of performance accelerated phantom stock awards payable in cash with five-year cliff vesting subject to an early acceleration trigger based upon the price of our common stock.

(7)         Mr. Van Riet forfeited his unvested restricted stock awards upon his resignation in March 2016.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan Based Awards Table

2016 Grants

In January 2016, we granted Messrs. Heinson and Van Riet 100,000 and 65,000 shares of restricted stock, respectively under our Plan pursuant to an older form of award agreement.  Mr. Heinson’s shares of restricted stock will vest with respect to 33.33% of the number of restricted shares granted on each of the first three anniversaries of the date of grant (in each case, subject to certain forfeiture conditions and the accelerated vesting conditions described below).  Mr. Van Riet forfeited his shares of restricted stock effective upon his resignation on March 30, 2016.

In 2016, our Compensation Committee also approved the New Equity Award Agreements.  Recipients of shares of restricted and performance accelerated restricted stock have all the rights of a stockholder in us, including the right to receive dividends thereon if and when distributions are made by us to our stockholders.  Recipients of shares of phantom and performance accelerated phantom stock do not have voting rights.

Pursuant to the applicable New Equity Award Agreements, during the vesting period, shares of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock are subject to restrictions on transferability and forfeiture.  Upon the occurrence of any of the following events, awards made under the New Equity Award Agreements will generally vest on a pro rata basis on each remaining vesting date:  a Qualifying Termination (as defined below), Constructive Termination (as defined below), or the officer’s death or Disability (as defined below).  Upon any termination for any or no reason, including but not limited to voluntary resignation or termination by the Company with or without cause, before all of the awarded shares become vested, all unvested awarded shares will be forfeited.  With respect to any named executive officer, shares of restricted and phantom stock vest in substantially equal installments and the forfeiture restrictions will lapse on the first, second and third anniversaries of the date of grant, so long as the award recipient remains in our continuous service.  With respect to any named executive officer, shares of performance accelerated restricted and performance accelerated phantom stock vest upon the fifth anniversary of the grant date, subject to an early acceleration trigger based upon the price of our common stock.  Please see the section titled “Potential Payments Upon Termination or Change in Control” for a more detailed description of the events that could result in a modification to the regular vesting schedules for our Plan awards.

During 2016, other than the January grants to Messrs. Heinson and Van Riet, the named executive officers received their Plan awards of restricted and phantom stock, if any, under the New Equity Award Agreements.  In February 2016, we granted Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez 403,095, 537,460 and 376,222 shares of restricted and 403,095, 537,460 and 376,222 of phantom stock, respectively.  In April 2016, we granted Mr. Hill 60,000 shares of phantom stock and Mr. Heinson an additional 100,000 shares of restricted and 200,000 shares of phantom stock.  In connection with Mr. Thill’s appointment as Executive Vice President and Chief Financial Officer in October 2016, we granted him 175,000 shares of restricted and 175,000 shares of phantom stock.  The restricted and phantom shares granted under the New Equity Award Agreements will vest with respect to 33.33% of the number of restricted and phantom shares granted on each of the first three anniversaries of the date of grant (in each case, subject to certain forfeiture conditions and the accelerated vesting conditions described below).

During 2016, the named executive officers also received their Plan awards of performance accelerated restricted and performance accelerated phantom stock, if any, under the New Equity Award Agreements.  In February 2016, we granted Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez 207,654, 276,872 and 193,811 shares of performance accelerated restricted and 207,654, 276,872 and 193,811 shares of performance accelerated phantom stock, respectively.  In April 2016, we granted Mr. Heinson 100,000 shares of performance accelerated restricted and 100,000 shares of performance accelerated phantom stock.  The performance accelerated restricted and performance accelerated phantom stock are payable in cash, which cliff vests in five years or earlier if the common stock closing price equals or exceeds certain benchmarks as set forth in the New Equity Award Agreements. Please see the section titled “Elements of Executive Compensative” for a more detailed description of the New Equity Award Agreements.

Because the adjusted closing price of our common stock for each day in a fifteen-day trading period equaled or exceeded an amount equal to 200% of the adjusted closing price of our stock on February 18, 2016, the performance accelerated restricted and performance accelerated phantom stock awards granted to Messrs. Sanchez, Jr., Sanchez, III and E. Sanchez vested on February 18, 2017.  Because the adjusted closing price of our common stock for each day in a fifteen-day trading period equal or exceed an amount equal to 150% of the adjusted closing price of our common stock on April 15, 2016, 50% of the performance accelerated phantom stock awards granted to Mr. Heinson will vest on the first anniversary of the grant date, April 15, 2017.  If the adjusted closing price of our common stock for each day in a fifteen-day trading period equals or exceeds an amount equal to 200% of the adjusted closing price of our common stock on April 15, 2016, , the remainder of the performance accelerated phantom stock awards granted to Mr. Heinson will vest on April 15, 2017, or such later date on which this achievement should occur.

2017 Grants

On March 1, 2017, Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez and Heinson, to further align the interests of the Company’s executives and its stockholders, entered into the performance phantom stock agreement for use in equity awards under the Plan for 245,234, 245,234, 245,234 and 81,745 target shares of our common stock, respectively.  This new form of agreement is a performance phantom stock agreement payable in shares of our common stock.  The phantom shares granted under the performance phantom stock agreement will vest (if any) in equal annual increments over a five-year period ranging from 0% to 200% of the target phantom shares granted based on our share price appreciation relative to the share price appreciation of the S&P Oil & Gas Exploration & Production Select Industry Index for each year in the five-year performance period beginning on January 1, 2017 and ending on December 31, 2021, subject to the officer’s continuous service with us through each vesting date.  Upon the occurrence of any of the following events, awards made under the performance phantom stock agreement will vest on a pro rata basis on each remaining vesting date:  a Qualifying Termination (as defined in the performance phantom stock agreement), Constructive Termination (as defined in the performance phantom stock agreement), or the officer’s death or Disability (as defined in the Plan).  Upon the occurrence of a Change of Control (as defined in the Plan), the officer would vest in the greater of the number of unvested phantom shares based on actual results or the target number of unvested phantom shares. In addition, in March 2017 our Compensation Committee also awarded Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, Thill and Heinson 245,234, 245,234, 245,234, 100,000 and 81,745 shares, respectively, of both restricted stock and phantom stock, which vest in equal installments over five years for each of Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez and Heinson and in equal installments over three years for Mr. Thill.  Consistent with the requirements of Item 402 of Regulation S-K, more specific information regarding the awards granted in 2017 will be included in the Proxy Statement to be filed for the 2018 Annual Meeting.

2016 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2016.

		Number of Shares or		Market Value of
		Units of Stock That		Shares of Stock That
		Have Not		Have
Name	Grant Date	Vested(1)		Not Vested(2)
A. R. Sanchez, Jr.	02/18/2016	537,460	(3)	$4,853,264
	02/18/2016	537,460	(5)	$4,853,264
	02/18/2016	276,872	(4)	$2,500,154
	02/18/2016	276,872	(6)	$2,500,154
	01/05/2015	433,334	(3)	$3,913,006

Antonio R. Sanchez, III	02/18/2016	403,095	(3)	$3,639,948
	02/18/2016	403,095	(5)	$3,639,948
	02/18/2016	207,654	(4)	$1,875,116
	02/18/2016	207,654	(6)	$1,875,116
	01/05/2015	300,000	(3)	$2,709,000

Eduardo A. Sanchez	02/18/2016	376,222	(3)	$3,397,285
	02/18/2016	376,222	(5)	$3,397,285
	02/18/2016	193,811	(4)	$1,750,113
	02/18/2016	193,811	(6)	$1,750,113
	01/05/2015	233,334	(3)	$2,107,006

Howard J. Thill	10/10/2016	175,000	(3)	$1,580,250
	10/10/2016	175,000	(5)	$1,580,250

Christopher D. Heinson	04/15/2016	100,000	(6)	$903,000
	04/15/2016	100,000	(4)	$903,000
	04/15/2016	200,000	(5)	$1,806,000
	04/15/2016	100,000	(3)	$903,000
	01/05/2016	100,000	(3)	$903,000
	05/07/2015	100,000	(3)	$903,000
	01/05/2015	66,667	(3)	$602,003
	03/04/2014	20,000	(3)	$180,600
	01/06/2014	8,334	(3)	$75,256

Garrick A. Hill	05/01/2016	60,000	(5)	$541,800

G. Gleeson Van Riet	05/18/2015	100,000	(7)	$903,000
	01/05/2015	43,333	(7)	$391,297
	08/01/2013	20,000	(7)	$180,600

(1)         The forfeiture conditions and the accelerated vesting conditions applicable to these awards are described under the sections entitled “Potential Payments Upon Termination or Change in Control” and “Narrative Disclosure to the Summary Compensation Table and Grants of Plan Based Awards Table.”

(2)         The market value of the unvested shares of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock was calculated by multiplying the number of shares outstanding as of December 30, 2016 by $9.03, the closing price of our common stock on that date.

(3)         These restricted shares will vest as to 33.33% of the total number of restricted shares granted on each of the first three anniversaries of the date of grant.

(4)         These performance accelerated restricted shares cliff vest on the fifth anniversary of their grant subject to an early acceleration trigger based upon the price of our common stock.

(5)         These phantom shares will vest as to 33.33% of the total number of phantom shares granted on each of the first three anniversaries of the date of grant and are payable in cash.

(6)         These performance accelerated phantom shares granted and payable in cash cliff vest in five years subject to an early acceleration trigger based upon the price of our common stock.

(7)         Mr. Van Riet forfeited his shares of unvested restricted stock upon his resignation in March 2016.

2016 Stock Vested at Fiscal Year-End

The following table provides information on the value realized by each of the named executive officers as a result of the restricted stock awards that vested from January 1, 2016 through December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized On Vesting(2)
A. R. Sanchez, Jr.	391,666	$1,605,081
Antonio R. Sanchez, III	275,000	$1,126,250
Eduardo A. Sanchez	116,666	$495,831
Howard J. Thill	0	$0
Christopher D. Heinson	116,666	$734,997
Garrick A. Hill	4,833	$28,773
G. Gleeson Van Riet	21,667	$92,081

(1)         The amounts in this column represent the number of restricted shares held by each of the named executive officers that vested during 2016.

(2)         The amounts in this column represent the product of the number of shares of restricted stock that vested during 2016 and the closing sale price of our common stock on the date of vesting.

Pension Benefits

Currently, we do not, and do not intend to, provide pension benefits to our named executive officers.  SOG may revisit this policy in the future.

Nonqualified Deferred Compensation

Currently, we do not, and do not intend to, sponsor or adopt a nonqualified deferred compensation plan.  SOG may revisit this policy in the future.

Potential Payments Upon Termination or Change in Control

Other than the accelerated vesting of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock upon the occurrence of certain events pursuant to the Plan and applicable New Equity Award Agreements, we do not provide any severance or change of control benefits to our executive officers.  We view the limited benefits that we do provide as necessary to attract and retain executive talent in a highly competitive market and to ensure continuity of management in the event of an actual or contemplated change of control.

The restricted and performance accelerated restricted stock granted under the Plan to each of Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez, shall automatically vest upon the occurrence of the following events (each term of which is defined below):  a Change of Control, a Qualifying Termination, Constructive Termination or the executive’s death or Disability.  A “Qualifying Termination” is generally defined as a termination by us or one of our affiliates, other than due to (i) the executive’s commission of, conviction for, or plea of guilty or nolo contendere to a felony, or other material act or omission involving dishonesty or fraud, or (ii) gross negligence or willful malfeasance.  A “Constructive Termination” is generally defined with respect to the assignment of a duty or duties to the individual by the Board that are not commensurate with the position currently held by Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez, as applicable, without such individual’s consent.  A “Disability” is defined in the Plan generally as an illness or injury that lasts at least six months and is expected to be permanent and renders the executive unable to carry out his duties.

In the absence of a Change of Control or a Qualifying Termination, Mr. Heinson is generally not entitled to accelerated vesting of his restricted stock and performance accelerated restricted with respect to any type of termination by us or by the individual.  However, notwithstanding the three- or five-year pro-rata vesting period applicable to the restricted and performance accelerated restricted stock awards granted to Mr. Heinson, in the event of his death or Disability prior to a vesting date, the Compensation Committee may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted stock.  With respect to his 2016 awards, Mr. Thill is not entitled to accelerated vesting of his restricted stock with respect to any type of termination by us or the individual, Change of Control or the executive’s death or Disability.

Other than with respect to Mr. Thill’s 2016 awards, upon any termination for any or no reason, including but not limited to voluntary resignation or termination by the Company with or without cause, before all of the awarded shares become vested, all unvested awarded shares will be forfeited.  With respect to Mr. Thill’s awards, upon any termination for executive’s voluntary resignation or termination by the Company for Cause (as defined in Mr. Thill’s restricted and phantom stock agreements), before all of the awarded shares become vested, all unvested awarded shares will be forfeited. Mr. Van Riet forfeited his granted restricted stock awards due to his resignation in March 2016.

Pursuant to the applicable New Equity Award Agreements, awards granted under our Plan will generally vest and/or become exercisable, as applicable, upon a “change of control.” Under our Plan, a “change of control” will be deemed to have occurred upon one or more of the following events:  (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a Sanchez Group Member (as defined in the Plan), shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company; (ii) the stockholders of the Company approve and implement, in one or a series of transactions, a plan of complete liquidation of the Company; or (iii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any person other than a Sanchez Group Member.

The phantom and performance accelerated phantom stock granted under the Plan during 2016 to each of Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez will automatically vest upon the occurrence of the following events (each term of which is defined above):  a Change of Control, a Qualifying Termination, Constructive Termination or the executive’s death or Disability.  With respect to the vested phantom shares that become vested as of a given vesting date, the Company will pay an amount of cash equal to (x) the fair market value of one common share as of the vesting date multiplied by (y) the aggregate number of the phantom shares that become vested on the applicable vesting date on the 30th day following the applicable vesting date.

In the absence of a Change of Control or Qualifying Termination, Messrs. Hill and Heinson are generally not entitled to accelerated vesting of their phantom stock or performance accelerated phantom stock granted, if any, during 2016 with respect to any type of termination by us or by the individual.  However, notwithstanding the five- or three-year pro-rata vesting period applicable to the phantom stock awards granted to Messrs. Hill and Heinson, in the event of their death or disability prior to a vesting date, the Compensation Committee may, but is not obligated to, accelerate the vesting of any or all of the shares of phantom stock. Mr. Thill is not entitled to accelerated vesting of his phantom stock with respect to any type of termination by us or by the individual, a Change of Control or the executive’s death or Disability.

The following table quantifies our best estimates as to the amounts that each of our named executive officers would potentially be entitled to receive upon a change of control event, or one of the above-described termination events, as applicable.  The values of the potential payments are calculated assuming that such termination event occurred on December 31, 2016 and using our closing stock price on such date of $9.03.  The value of the benefit that each of our named executive officers would actually receive cannot be determined until a change of control or a termination event has occurred.  Therefore, such amounts should be considered “forward-looking statements.” We have assumed for purposes of the table below that the Company has not used its discretion to accelerate any awards that do not accelerate pursuant to their terms.

Name	Change of Control	Qualifying Termination, Constructive Termination, Death or Disability
A.R. Sanchez, Jr.	$18,619,842	$18,619,842
Antonio R. Sanchez,III	$13,739,128	$13,739,128
Eduardo A. Sanchez	$12,401,802	$12,401,802
Howard J. Thill	$3,160,500	$3,160,500
Christopher D. Heinson	$7,178,859	$7,178,859
Garrick A. Hill(1)	$541,800	$541,800
G. Gleeson Van Riet(2)	$—	$—

(1)         Mr. Hill acted as our Interim Co-Chief Financial Officer from March 2, 2016 until March 30, 2016, and acted as our Interim Chief Financial Officer until his resignation from such position on October 10, 2016.  Effective upon Mr. Hill’s resignation as our Interim Chief Financial Officer, Mr. Hill assumed a position overseeing the Company’s treasury function.

(2)         Mr. Van Riet resigned as the Company’s Senior Vice President and Chief Financial Officer, effective March 30, 2016.  In connection with his actual termination, Mr. Van Riet received no benefit, payment or acceleration of his restricted unvested shares of Company common stock.

2016 Director Compensation

We have not and do not expect to pay our directors who are also our officers any additional amounts for their service to us in their capacities as directors.  Accordingly, Messrs. A.R. Sanchez, Jr. and Antonio R. Sanchez, III do not receive additional compensation for their service as a director.  Their compensation is reported in the Summary Compensation Table.  Our current compensation package for our non-employee directors consists of both cash and equity compensation.

After a review of non-employee director compensation paid by our peer group, the Board approved compensation for our non-employee directors for fiscal 2016 as follows:

•                  an annual cash retainer fee of $75,000;

•                  cash payments of $1,000 for each Board and/or committee meeting attended via teleconference and cash payments of $1,500 for each Board and/or committee meeting attended in person;

•                  a committee chair fee for each chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of $20,000, $15,000 and $10,000, respectively;

•                  a grant of restricted stock awards under the Plan; and

•                  reimbursement for travel and miscellaneous expenses incurred to attend meetings of our Board or its committees.

Each director received the prorated amounts of the annual cash retainer fee and committee chair fee, as applicable, for the period of fiscal 2016 during which such director served as a member of the Board and, as applicable, as a committee chair.  Each director also received cash payment of $1,000 or $1,500, respectively, for the Board meetings and committee meetings that such director attended.

In connection with their service to the Company as directors, 25,510 shares of restricted stock under the Plan were granted to Messrs. Carney, Colvin, Garcia, Jackson and Maher on June 1, 2016.  Each of these grants will vest on the one year anniversary of its date of grant.  Because Robert V. Nelson, III was appointed to the Board on August 2, 2016, he received a prorated award of 28,576 restricted shares in connection with his appointment; this grant will vest on June 1, 2017 along with the other directors’ awards.

Notwithstanding such vesting period for the directors’ restricted stock, upon the occurrence of a Change of Control, the shares of restricted stock will vest automatically.  Moreover, in the event of a director’s death, disability, termination or removal, all unvested shares will be forfeited; however, in the event of the respective director’s death, the Compensation Committee may, but is not obligated to, accelerate the vesting of any or all of his shares of restricted stock.  Further, notwithstanding the above, pursuant to the terms of the applicable restricted stock agreement, the Compensation Committee may, at its sole discretion, choose to accelerate the vesting of an award of restricted shares at any time.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)	All Other Compensation(3)	Total
T. Brian Carney	$120,500		$204,080	$131,501	$345,643
M. Gregory Colvin	$104,500	(4)	$204,080	$22,200	$308,580
Gilbert A. Garcia	$123,000	(5)	$204,080	$—	$327,080
Alan G. Jackson	$116,000	(6)	$204,080	$—	$320,080
Sean M. Maher	$128,000	(7)	$204,080	$8,760	$332,080
Robert V. Nelson, III	$51,027	(8)	$168,313	$—	$219,340

(1)         Includes annual cash retainer fee, Board and committee meeting fees and committee chair fees, as applicable, for each non-employee director earned during fiscal 2016.

(2)         The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock awards granted under our Plan for fiscal 2016, computed in accordance with FASB ASC Topic 718.  See Note 7, “Stock-Based Compensation,” to the Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” on the 2016 10-K for additional detail regarding assumptions.  As of December 31, 2016, Messrs. Carney, Colvin, Garcia, Jackson and Maher had 25,510 shares of restricted stock outstanding and Mr. Nelson had 28,576 shares of restricted stock outstanding.

(3)         In fiscal 2016, “All Other Compensation” for Mr. Carney, Mr. Colvin and Mr. Maher consisted of the aggregate incremental costs of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group in the amounts of $131,501, $22,200 and $8,760.  For additional information regarding the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, see footnote 6 to the “Summary Compensation Table” above.

(4)         Mr. Colvin attended a total of 28 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 31 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2016.

(5)         Mr. Garcia attended a total of 26 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 31 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2016.

(6)         Mr. Jackson attended a total of 26 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 31 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2016.

(7)         Mr. Maher attended a total of nine formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 31 times on behalf of the Board in fiscal 2016.

(8)         Mr. Nelson attended a total of 13 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 14 times on behalf of the Board in fiscal 2016.

CORPORATE GOVERNANCE

Board Composition

Our current certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time pursuant to a resolution adopted by our Board.  We currently have eight directors:  Messrs. Sanchez, Jr., Sanchez, III, Garcia, Carney, Colvin, Jackson, Maher and Nelson.

We have a classified board of directors that currently consists of eight members.  The directors are divided into three classes serving staggered three-year terms.  Each year, the directors of one class stand for re-election as their terms of office expire.  Messrs. Colvin, Carney and Jackson are designated as Class II directors, and their terms of office expire on the date of the Company’s 2017 annual meeting of stockholders.  Messrs. Sanchez, Jr. and Sanchez, III are designated as Class III directors, and their terms of office expire on the date of the Company’s 2018 annual meeting of stockholders.  Messrs. Garcia, Maher and Nelson are designated as Class I directors, and their terms of office expire on the date of the Company’s 2019 annual meeting of stockholders.

We believe that a classified board provides for stability, continuity and experience among our Board.  In our industry, in particular, long-term focus is critical.  The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations.  A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success.  A classified Board also assists the Company in attracting and retaining highly qualified directors who are willing to make a longer-term commitment to the Company.  Directors who agree to serve three-year terms demonstrate a willingness to commit the time and resources necessary to understand the Company, its operations and its competitive environment.  The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors.  In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board understands that the optimal Board leadership structure may vary as circumstances warrant.  Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.

Our Board believes that our leadership structure, which separates the Chairman and Chief Executive Officer roles, is the appropriate structure for us at this time in light of the needs of our business.  As Executive Chairman, Mr. Sanchez, Jr. remains involved in key matters, such as major transactions, broader business relationships (including relationships with landowners that are critical to the Company’s growth), as well as continuing to advise our executive officers on issues of business strategy and operations.

Director Independence

Our Board has determined that Messrs. Garcia, Carney, Colvin, Jackson, Maher, and Nelson are “independent directors” as defined by the rules of the NYSE and, for purposes of our Audit Committee, Rule 10A-3 of the Exchange Act.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management to review the performance of management and our Company and any related matters.  The Co-Chairperson of our Audit Committee, Mr. Garcia, serves as the Chairman presiding over such meetings.  During fiscal 2016, our Board held four executive sessions.

Board’s Role in Risk Oversight

Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually.  The risk assessment process is global in nature and identifies and assesses our risks, as well as steps to mitigate and manage the risks, which may be financial, operational or strategic in nature.

The results of each risk assessment are reviewed by the Audit Committee.  The centerpiece of the assessment is a discussion of our key risks, which includes a review of the potential magnitude and likelihood of each risk, the personnel responsible for managing each risk and management’s initiatives to manage and mitigate each risk.  Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board currently considers specific risk topics, including risks associated with our strategic plan, our exploratory drilling program, our capital structure and other operational activities.  Further, the Board is routinely informed by management of developments that could affect our risk profile or other aspects of our business.

Meetings of the Board and Committees of the Board

The Board held seven meetings in fiscal 2016, five of which were regularly scheduled meetings and two of which were special meetings, and took action by unanimous written consent 16 times.  The Board’s independent directors met in executive session four times during 2016.

The Audit Committee held 23 meetings in fiscal 2016, four of which were regularly scheduled meetings and 19 of which were special meetings, and took action by unanimous written consent three times.  The Compensation Committee held seven meetings in fiscal 2016, one of  which was a  regularly scheduled meeting and six of which were special meetings, and took action by unanimous written consent six times.  The Nominating and Corporate Governance Committee took action by written consent twice in fiscal 2016.  The members and functions of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below.

During 2016, each of our then directors attended more than 75% of the meetings of the Board and attended more than 75% of the meetings of the committees of the Board on which that director served.  While we do not have a formal policy with respect to director attendance at the annual meetings of our stockholders, we generally expect that our directors will attend the annual meetings.  Four of the seven members who served on our Board as of the 2016 Annual Stockholders Meeting attended the 2016 Annual Stockholders Meeting.

Communications with the Board

Stockholders and other interested parties may communicate directly with an individual director by sending a written communication in an envelope addressed to:  Sanchez Energy Corporation, Board of Directors, c/o Secretary, 1000 Main Street, Suite 3000, Houston, Texas 77002.

Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to:  Sanchez Energy Corporation, Board of Directors, c/o Secretary, 1000 Main Street, Suite 3000, Houston, Texas 77002.

Committees of the Board

Our Audit, Compensation and Nominating and Corporate Governance Committees have the respective compositions and responsibilities described below.  We may have such other committees as the Board shall determine from time to time.

Audit Committee

Our Audit Committee currently consists of a total of six directors, Messrs. Garcia (Co-Chairperson), Maher (Co-Chairperson), Carney, Colvin, Jackson and Nelson, each of whom the Board has determined to be an “independent director” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.  The Board has determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules.  Additionally, the Board has determined that Mr. Garcia is an “Audit Committee Financial Expert” as defined by the Exchange Act.  Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Garcia’s experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose upon Mr. Garcia any duties, obligations or liability that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Our Audit Committee is authorized to:

•                  approve and retain the independent auditors to conduct the annual audit of our books and records;

•                  review the proposed scope and results of the annual audit;

•                  review and pre-approve the independent auditors’ audit and non-audit services rendered;

•                  approve the audit fees to be paid;

•                  review accounting and financial controls with the independent auditors and our financial and accounting staff;

•                  review and approve transactions between us and our directors, officers and affiliates;

•                  recognize and prevent prohibited non-audit services;

•                  establish procedures for complaints received by us, including regarding accounting matters;

•                  review our policies and practices with respect to risk assessment and risk management;

•                  approve any off-balance sheet financial activities;

•                  oversee internal audit functions; and

•                  prepare the report of the Audit Committee that the SEC rules require to be included in this Proxy Statement.

In addition, our Audit Committee (in lieu of the full Board) may review the reasonableness of the costs that SOG allocates to us pursuant to the services agreement.

The Audit Committee’s responsibilities are set forth in its fourth amended and restated charter, which was approved by the Board on December 6, 2016, and is reviewed annually.  The charter is available on our website at

www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee

Our Compensation Committee currently consists of a total of six directors, Messrs. Carney (Co-Chairperson), Nelson (Co-Chairperson), Colvin, Garcia, Jackson and Maher, each of whom the Board has determined to be an “independent director” as defined by the NYSE rules.

Our Compensation Committee is authorized to:

•                  review and approve the Company’s goals and objectives relative to the compensation of the Company’s Chief Executive Officer (collectively, the “Performance Goals”), annually evaluate the Chief Executive Officer’s performance in light of the Performance Goals and, based on this evaluation, determine the Chief Executive Officer’s compensation; provided, however, that, for any compensation for which the costs are allocated to the Company pursuant to the services agreement with SOG, the Compensation Committee assists the Board or the Audit Committee in reviewing the reasonableness of the allocated costs;

•                  review and approve the compensation of the other executive officers; provided, however, that, for any compensation for which the costs are allocated to the Company pursuant to the services agreement with SOG, the Compensation Committee assists the Board or the Audit Committee in reviewing the reasonableness of the allocated costs;

•                  administer the Company’s equity-based compensation plan, including the grant of stock options and other equity awards under such plan;

•                  retain or obtain the advice of one or more compensation consultants, outside counsel and other advisors as it deems necessary to assist with the execution of its duties and responsibilities;

•                  review and make recommendations to the Board with respect to director compensation; and

•                  in consultation with senior management, recommend to the Board for approval the Company’s general compensation philosophy and objectives.

For a description of the services agreement with SOG, please read “Transactions with Related Persons.”

The Board delegated its authority to the Compensation Committee as may be required or advisable to fulfill the purposes of the Compensation Committee.  The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.  Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee may determine.

The Compensation Committee’s responsibilities are set forth in its third amended and restated charter, which was approved by the Board on December 6, 2016, and is reviewed annually.  The charter is available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

As described above, the compensation decisions regarding our executive officers, other than awards under our Plan, are made by SOG, subject to the ability of our Audit Committee to review, verify and dispute the reasonableness of such compensation pursuant to procedures set forth in the services agreement.

None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Compensation Committee or the Board.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of a total of six directors, Messrs. Jackson (Chairperson), Carney, Colvin, Garcia, Maher and Nelson, each of whom the Board has determined to be an “independent director” as defined by the NYSE rules.

Our Nominating and Corporate Governance Committee assists our Board in evaluating potential new members of the Board, recommends committee members and structure, and advises the Board about corporate governance practices.  The Nominating and Corporate Governance Committee recommends to the entire Board candidates for nomination to the Board.  The Nominating and Corporate Governance Committee may also solicit ideas for possible candidates from a number of sources, including our executives, individuals personally known to members of the Board and executive search firms.

In evaluating candidates for director, the Nominating and Corporate Governance Committee seeks directors who will best represent the long-term interests of our stockholders.  The Nominating and Corporate Governance Committee’s view is that all directors should possess the highest personal and professional ethics, integrity and values.  In evaluating the suitability of the candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate.  These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments.  The Nominating and Corporate Governance Committee evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole and of any committees of the Board.  Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee does consider diversity in evaluating candidates for Board membership.  The Nominating and Corporate Governance Committee’s objective in choosing candidates is to assemble membership for our Board as a whole as well as any committees of the Board that represents diverse viewpoints that will guide the Company effectively in pursuit of its strategic goals.

Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider recommendations from stockholders of potential candidates for service on the Board.  See “Stockholder Proposals” below for a description of the process by which stockholders may nominate directors for consideration by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee’s responsibilities are set forth in its amended and restated charter, which was approved by the Board on December 6, 2016, and is reviewed annually.  The charter is available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics applicable to our employees (including those employees of SOG that provide services to us), directors and officers, in accordance with the applicable rules of the SEC and the corporate governance rules of the NYSE.  Any waiver of this code may be made only by our Board.  In accordance with the rules of the SEC and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics.  Requests should be directed to us at 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  The Code of Business Conduct and Ethics is also available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.  We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.sanchezenergycorp.com.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE.  In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our corporate governance guidelines.  Requests should be directed to us at 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  The corporate governance guidelines are also available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.  We will disclose any amendments to the corporate governance guidelines on our website www.sanchezenergycorp.com.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Audit Committee:

•                  reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016 with management;

•                  discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board;

•                  received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence from the Company; and

•                  based on the reviews and discussions referred to above, recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.  Management is responsible for the Company’s financial reporting process and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The independent registered public accountants are responsible for expressing an opinion on those financial statements.  Audit Committee members are not employees of the Company or accountants or auditors by profession.  Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above.  Our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors of Sanchez Energy Corporation

Gilbert A. Garcia, Co-Chairperson Sean M. Maher, Co-Chairperson T. Brian Carney, Member M. Gregory Colvin, Member Alan G. Jackson, Member Robert V. Nelson, III, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of April 10, 2017 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.  Unless otherwise noted, the mailing address of each person or entity named below is 1000 Main Street, Suite 3000, Houston, Texas 77002.  “Beneficial Ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act.  Beneficial ownership includes those shares of common stock held by someone who has investment and/or voting authority over such shares or has the right to acquire such shares within 60 days.  The ownership includes common stock that is held directly and also common stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Beneficial holders	Number of shares beneficially held	Percentage of beneficial ownership(1)
5% Stockholders:
Blackstone(2)	9,895,000	12.08%
The Vanguard Group(3)	9,158,289	11.18%
State Street Corporation(4)	3,357,476	4.10%
Directors and Named Executive Officers:
A. R. Sanchez, Jr.(5)	6,194,035	7.56%
Antonio R. Sanchez, III(6)	2,646,091	3.23%
Christopher D. Heinson(7)	656,825	*
G. Glesson Van Riet(8)	—	*
Garrick A. Hill(9)	11,835	*
Howard J. Thill(10)	275,000	*
Eduardo A. Sanchez(11)	1,311,017	1.60%
Gilbert A. Garcia(12)	77,315	*
M. Gregory Colvin(13)	69,651	*
Alan G. Jackson(14)	79,115	*
Sean M. Maher(12)	49,671	*
T. Brian Carney(12)	35,534	*
Robert V. Nelson, III(15)	28,576	*
All directors and executive officers as a group (14 persons)	12,036,906	14.70%

*Denotes less than 1% beneficially owned.

(1)               Based upon an aggregate of 81,901,412 shares outstanding as of April 10, 2017.  Total shares outstanding include shares of restricted stock subject to forfeiture conditions.

(2)               According to a Schedule 13G, filed with the SEC on March 13, 2017, Gavilan Resources Holdings — A, LLC, Gavilan Resources Holdings — B, LLC and Gavilan Resources Holdings — C, LLC (collectively, the “Blackstone Funds”), and GSO Capital Opportunities Fund III LP, GSO Energy Select Opportunities

Fund LP, GSO Energy Partners-A LP, GSO Energy Partners-B LP, GSO Energy Partners-C LP, GSO Energy Partners-C II LP, GSO Energy Partners-D LP, GSO Credit Alpha Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P. and GSO Capital Solutions Fund II LP (collectively, the “GSO Funds”) are the direct holders of the securities.

Gavilan Resources Holdings — A, LLC directly holds warrants, with an exercise price of $10.00 per share (the “Warrants”), exercisable for 4,713,927 shares of common stock, Gavilan Resources Holdings — B, LLC directly holds Warrants exercisable for 823,714 shares of common stock, and Gavilan Resources Holdings — C directly holds Warrants exercisable for 962,359 shares of common stock.  GSO Capital Opportunities Fund III LP directly holds 355,660 shares of common stock and Warrants exercisable for an additional 474,213 shares of common stock; GSO Energy Select Opportunities Fund LP directly holds 371,461 shares of common stock and Warrants exercisable for an additional 495,282 shares of common stock; GSO Energy Partners-A LP directly holds 72,139 shares of Common Stock and Warrants exercisable for an additional 96,185 shares of Common Stock; GSO Energy Partners-B LP directly holds 27,529 shares of common stock and Warrants exercisable for an additional 36,705 shares of common stock; GSO Energy Partners-C LP directly holds 28,751 shares of common stock and Warrants exercisable for an additional 38,334 shares of common stock; GSO Energy Partners-C II LP directly holds 27,296 shares of common stock and warrants exercisable for an additional 36,394 shares of common stock; GSO Energy Partners-D LP directly holds 55,057 shares of common stock and Warrants exercisable for an additional 73,410 shares of common stock; GSO Credit Alpha Trading (Cayman) LP directly holds 32,330 shares of common stock and Warrants exercisable for an additional 43,107 shares of common stock; GSO Harrington Credit Alpha Fund (Cayman) L.P.  directly holds 4,860 shares of common stock and Warrants exercisable for an additional 6,480 shares of common stock; and GSO Capital Solutions Fund II LP directly holds 479,917 shares of common Stock and Warrants exercisable for an additional 639,890 shares of common stock.

The managing members of Gavilan Resources Holdings — A, LLC are Blackstone Management Associates VII L.L.C. and Blackstone Energy Management Associates II L.L.C.  The managing member of Gavilan Resources Holdings — B, LLC is Blackstone Energy Management Associates II L.L.C.  The managing member of Gavilan Resources Holdings — C, LLC is Blackstone Management Associates VII L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C is the general partner of Blackstone Holdings III GP L.P.

GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Energy Select Opportunities Associates LLC is the general partner of GSO Energy Select Opportunities Fund LP. GSO Energy Partners-A Associates LLC is the general partner of GSO Energy Partners-A LP. GSO Energy Partners-B Associates LLC is the general partner of GSO Energy Partners-B LP. GSO Energy Partners-C Associates LLC is the general partner of GSO Energy Partners-C LP. GSO Energy Partners-C Associates II LLC is the general partner of GSO Energy Partners-C II LP. GSO Energy Partners-D Associates LLC is the general partner of GSO Energy Partners-D LP. GSO Credit Alpha Associates LLC is the general partner of GSO Credit Alpha Trading (Cayman) LP. GSO Harrington Credit Alpha Associates L.L.C. is the general partner of GSO Harrington Credit Alpha Fund (Cayman) L.P. GSO Capital Solutions Associates II LP is the general partner of GSO Capital Solutions Fund II LP. The general partners of GSO Capital Solutions Associates II LP are GSO Capital Solutions Associates II (Delaware) LLC and GSO Capital Solutions Associates II (Cayman) Ltd. GSO Holdings I L.L.C. is the managing member of each of GSO Capital Opportunities Associates III LLC, GSO Energy Select Opportunities Associates LLC, GSO Energy Partners-A Associates LLC, GSO Energy Partners-B Associates LLC, GSO Energy Partners-C Associates LLC, GSO Energy Partners-C Associates II LLC, GSO Energy Partners-D Associates LLC, GSO Credit Alpha Associates LLC, GSO Harrington Credit Alpha Associates L.L.C. and GSO Capital Solutions Associates II (Delaware) LLC, and a shareholder of GSO Capital Solutions Associates II (Cayman) Ltd. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Funds. Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings II L.P.

The Blackstone Group L.P. (“Blackstone”) is the controlling shareholder of Blackstone Holdings I/II GP Inc. and the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.  In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds.  Blackstone’s address is 345 Park Avenue, 31st Floor, New York, NY 10154.

(3)               According to a Schedule 13G/A, filed with the SEC on February 10, 2017, by The Vanguard Group (“Vanguard”), it has sole voting power over 94,798 shares, shared voting power over 4,916 shares, sole dispositive power over 9,061,559 shares and shared dispositive power over 96,730 shares.  Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)               According to a Schedule 13G filed with the SEC on February 8, 2017, State Street Corporation (“State Street”), it has sole voting power over 0 shares, shared voting power over 3,357,476 shares, sole dispositive power over 0 shares and shared dispositive power over 3,357,476 shares.  State Street’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(5)               Each of Sanexco, Ltd. (“Sanexco”) and San Juan Oil & Gas No. 2, Ltd. (“San Juan”) directly owns 707,333 of these shares.  San Juan and Sanexco are each controlled by their general partner, Sanchez Management Corporation, which is managed by A. R. Sanchez, Jr. A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by each of San Juan and Sanexco. A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by each of San Juan and Sanexco except to the extent of his pecuniary interests therein.  879,472 of these shares are owned directly by SOG.  SOG is managed by Antonio R. Sanchez, III and A. R. Sanchez, Jr.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by SOG.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by SOG except to the extent of his pecuniary interests therein.  474,800 of these shares are owned directly by AEP Ltd. Partnership (“AEP”).  AEP is controlled by its general partner, A. R. Sanchez, Jr.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by AEP.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by AEP except to the extent of his pecuniary interests therein.  Sanchez 2016 GRAT No. 1 and Sanchez 2016 GRAT No. 2 (collectively, the “2016 Trusts”), directly owns 200,000 and 199,489 shares, respectively.  A. R. Sanchez, Jr. is the sole trustee of the 2016 Trusts.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by the 2016 Trusts.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by each of the 2016 Trusts except to the extent of his pecuniary interests therein.  Each of the following trusts (the “Trusts”) directly owns 371,836 of these shares, except 1988 Trust No. 13, which owns 175,036 of these shares:  (i) 1988 Trust No. 11:  co-trustee/beneficiary Antonio R. Sanchez, III; (ii) 1988 Trust No. 12:  co-trustee/beneficiary Ana Lee Sanchez Jacobs; (iii) 1988 Trust No. 13:  co-trustee/beneficiary Eduardo Sanchez; and (iv) 1988 Trust No. 14:  co-trustee/beneficiary Patricio Sanchez.  A. R. Sanchez, Jr. is a co-trustee, along with the respective co-trustees and beneficiaries listed next to the name of the Trust above, of each of the Trusts.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by each of the Trusts.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by each of the Trusts except to the extent of his pecuniary interests therein.  26,213 of these shares are owned directly by the Alicia M. Sanchez Charitable Lead Annuity Trust (“CLAT”).  A. R. Sanchez, Jr. is the sole trustee of CLAT.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by CLAT except to the extent of his pecuniary interests therein.  In addition to the shares over which he has shared voting and dispositive power, A. R. Sanchez, Jr. has sole voting and dispositive power over 888,644 shares of common stock and 820,207 shares of restricted common stock.

(6)               879,472 of these shares are owned directly by SOG.  SOG is managed by Antonio R. Sanchez, III and A. R. Sanchez, Jr. Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the shares of common stock held by SOG.  Antonio R. Sanchez, III disclaims beneficial ownership of the shares of common stock held by SOG except to the extent of his pecuniary interests therein.  371,836 of these shares are owned directly by 1988 Trust No. 11. Antonio R. Sanchez, III is a co-trustee, along with A. R. Sanchez, Jr., and beneficiary of 1988 Trust No. 11. Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the shares of common stock held by 1988 Trust No. 11. Antonio R. Sanchez, III disclaims beneficial ownership of the shares of common stock held by 1988 Trust No. 11 except to the extent of his pecuniary interests therein.  In addition to the shares over which he has shared voting and dispositive power, Antonio R. Sanchez, III has sole voting and dispositive power over 730,819 shares of common stock and 663,964 shares of restricted common stock.

(7)               Includes 481,746 shares of restricted common stock.

(8)               In connection with his resignation in March, 2016, Mr. Van Riet forfeited all of his unvested restricted shares.  To our knowledge, Mr. Van Riet does not beneficially own any shares of our common stock.

(9)               Includes 18,803 shares of restricted common stock.

(10)        Includes 275,000 shares of restricted common stock.

(11)        Includes 612,716 shares of restricted common stock.  175,036 of these shares are owned directly by 1988 Trust No. 13.  Eduardo Sanchez is a co-trustee, along with A. R. Sanchez, Jr., and beneficiary of 1988 Trust No. 13.  Eduardo Sanchez may be deemed to share voting and dispositive power over the shares of common stock held by 1988 Trust No. 13.  Eduardo Sanchez disclaims beneficial ownership of the shares of common stock held by 1988 Trust No. 13 except to the extent of his pecuniary interests therein.

(12)        Includes 25,510 shares of restricted common stock.

(13)        Includes 25,510 shares of restricted common stock and 7,500 shares are held in equal amounts by three children.

(14)        Includes 25,510 shares of restricted common stock. 21,600 shares are held by Mr. Jackson’s wife. Mr. Jackson disclaims beneficial ownership of the shares of common stock held by his wife.

(15)        Includes 28,576 shares of restricted common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.  Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2016, with the following exception:  Messrs. Garcia, Maher, Colvin, Jackson, and Carney were each issued restricted stock grants on June 1, 2016, however, the Form 4s coverings such grants were inadvertently filed late on June 6, 2016.

TRANSACTIONS WITH RELATED PERSONS

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person (as defined below) had, has or will have a direct or indirect material interest. Pursuant to the Company’s related party transactions policy, a “related person” means:

•                  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or is currently one of our nominees for director;

•                  any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•                  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our common stock;

•                  any entity in which any of the foregoing persons serves as an executive officer or principal or in a similar position, or, in the case of a partnership, serves as a general partner or holds any position other than that of a limited partner;

•                  any entity in which any of the foregoing persons owns, together with all other foregoing persons, 10% or more of the equity interest, or in the case of a partnership, 10% or more of an interest; or

•                  any entity in which any of the foregoing persons is employed if (a) the person is directly involved in the negotiation of the Related Party Transaction or will share or have primary responsibility at such entity for the performance of the Related Party Transaction, or (b) the person’s compensation from the entity is directly tied to the Related Party Transaction.

The purposes of this policy are to identify, review, assess and, if deemed appropriate, approve Related Party Transactions. Pursuant to our related party transactions policy, the Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether the Related Party Transaction is fair to the Company, the Audit Committee takes into account, among other factors, the following:

•                  whether there are demonstrable business reasons for the transaction;

•                  whether the transaction is material to the Company;

•                  the benefits that accrue to the Company as a result of the transaction;

•                  whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•                  the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•                  the extent of the related person’s interest in the transaction;

•                  the role the related person played in arranging the transaction;

•                  the availability of other sources for comparable products or services;

•                  whether it is a single transaction or a series of ongoing, related transactions; and

•                  whether entering into the transaction would be consistent with the Code of Business Conduct and Ethics.

Our related party transaction policy also requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There were no Related Party Transactions since the beginning of our last fiscal year that are required to be reported in “Transactions with Related Persons” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Mr. Sanchez, Jr., our Executive Chairman of the Board, is a director and greater than 10% stockholder of International Bancshares Corporation, the parent of IBC, which provides insurance brokerage services on a commission basis to the Company and its affiliates. For the fiscal year ended December 31, 2016, the Company and its affiliates paid IBC commissions of approximately $1.6 million.

The description below of agreements with various members of the Sanchez Group and our directors and executive officers is a summary and, with respect to each such agreement, is qualified by reference to the terms of the agreement, each of which was filed as an exhibit to our 2016 10-K. We encourage you to read the full text of these agreements. These agreements have been negotiated among affiliated parties and, consequently, are not the result of arm’s length negotiations. The prices and other terms of these agreements may be less favorable to us than those we could have obtained in arm’s length negotiations with unaffiliated third parties for similar services or under similar agreements.

Concurrently with the closing of our initial public offering (“IPO”), we entered into a services agreement with SOG pursuant to which, among other things, specified employees of SOG, including our executive officers, provide certain services to us with respect to our business under the direction, supervision and control of SOG. Salaries and associated benefits of SOG employees are allocated to the Company based on a fixed percentage that is reviewed quarterly and adjusted, if needed, based on a detailed analysis of actual time spent by the professional staff on Company projects and activities. The services agreement also covers fees charged to us for our use of aircraft owned by SOG or other members of the Sanchez Group. This fee is based on an hourly rate paid by the Company to SOG that we believe is comparable to aircraft usage fees in arm’s length transactions. General and administrative expenses such as office rent, utilities, supplies and other overhead costs, are allocated on the same percentages as the SOG employee salaries. We reimburse SOG for the provision of services to us, including those provided by our executive officers, at a price equal to SOG’s cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to persons that provide the services on SOG’s behalf) allocated in accordance with SOG’s regular and consistent accounting practices, including for any such costs arising from amounts paid directly by other members of the Sanchez Group on SOG’s behalf or borrowed by SOG from other members of the Sanchez Group, in each case in connection with the performance by SOG of services on our behalf. We also reimburse SOG for sales, use or other taxes, or other fees or assessments imposed by law in connection with the provision of services to us (other than income, franchise or margin taxes measured by SOG’s net income or margin and other than any gross receipts or other privilege taxes imposed on SOG) and for any costs and expenses arising from or related to the engagement or retention of third-party service providers. For the year ended December 31, 2016, we reimbursed SOG approximately $50.6 million for these expenses incurred under the services agreement.

In connection with the services agreement, we entered into a licensing agreement with SOG pursuant to which it granted to us a license to the unrestricted proprietary seismic, geological and geophysical information related to our properties owned by SOG, and all such information related to our properties not otherwise licensed to us is to be interpreted and used by SOG for our benefit under the licensing agreement. In addition, also in connection with the services agreement, SOG entered into a contract operating agreement under which it agreed to develop, manage and operate our properties or engage a responsible unaffiliated industry operator and joint owner for such development, management and operation. No costs, fees or other expenses are payable by us under these agreements to the extent that they are included in the fee payable to SOG under the services agreement. The licensing agreement and contract operating agreement terminate concurrently with the termination or expiration of the services agreement.

Under the services agreement, we are entitled to indemnification for certain liabilities, and are required to indemnify SOG and its affiliates for certain liabilities. SOG is required to indemnify us for third-party infringement or misappropriation claims relating to the services performed by SOG or the data or other information provided to us or used by SOG in connection with the services, the licensing agreement or our operations based on the services provided by SOG. We, on the other hand, are otherwise required to indemnify SOG and its affiliates from liabilities relating to the services or products provided to us by SOG or our agreements with SOG, to the extent not directly caused by the gross negligence or willful misconduct of SOG or its affiliates. The initial term of the services agreement was for five years and expired in December 2016. The term automatically extends for additional 12-month periods unless either party provides 180-days written notice otherwise prior to the expiration of the applicable 12-month period. Either party may terminate the agreement at any time upon 180-days written notice.

Ana Lee Sanchez Jacobs, an immediate family member of our President, our Chief Executive Officer, the Executive Chairman of our Board and Patricio D. Sanchez, an Executive Vice President of the Company, collectively with such individuals, either directly or indirectly, owns a majority of the equity interests of SOG. In addition, Antonio R. Sanchez, Jr. is a member of the board of directors of SOG, and such other individuals as well as Ms. Ana Lee Sanchez Jacobs are officers of SOG.

In connection with our Contribution, Conveyance and Assumption Agreement with SEP I, pursuant to which SEP I contributed 100% of its limited liability company interests in SN Palmetto, LLC (formerly known as SEP Holdings III, LLC) to us in exchange for a cash payment of $50 million and the issuance by us of 22,090,909 shares of our common stock, and the closing of our IPO, we entered into a registration rights agreement with SEP I. Following the distributions in June 2012 and September 2012 of substantially all of our common stock that it held, SEP I assigned the rights under the registration rights agreement related to the shares that it distributed, to the extent that the shares constituted “Registrable Securities” (as defined in the registration rights agreement), including with respect to the shares distributed to SEP Management, SOG, San Juan and Sanexco.  Under the registration rights agreement, persons holding Registrable Securities have certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Securities pursuant to which we are required to use our best efforts to effect the registration of such Registrable Securities on the applicable form or to include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable. These registration rights are subject to conditions and limitations, including the total number of demand registrations that we are required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We are to pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter’s or brokers’ discounts or commissions. We also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the registration rights agreement.

In connection with the appointment of our executive officers and directors, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers or in their capacity at other specified entities at which they serve at our request and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”) and are in addition to any other rights these individuals may have under our organizational documents or applicable law.

Patricio D. Sanchez, an Executive Vice Present of the Company, was appointed to such position on November 3, 2016. During fiscal year 2016, Mr. Sanchez received compensation of $43,092 related to work performed at SOG for the Company payable by us under the services agreement described above and received 100,000 shares of restricted stock and 100,000 shares of phantom stock, vesting equally over a period of three years, and 100,000 shares of performance accelerated restricted stock and 100,000 shares of performance accelerated phantom stock, which cliff vest in five years or earlier if our common stock closing price equals or exceeds certain benchmarks as set forth in the New Equity Award Agreements.  In addition, effective March 1, 2017, Mr. Sanchez received 86,655 shares of restricted stock, 86,655 shares of phantom stock and 86,655 target shares of our common stock pursuant to a performance phantom stock agreement, in each case vesting equally over a period of five years.  Please see the section titled “Elements of Executive Compensative” for a more detailed description of our restricted, phantom, performance accelerated restricted and performance accelerated phantom stock awards.

Transactions with SPP

Antonio R. Sanchez, III, the son of Antonio R. Sanchez, Jr. and brother of Eduardo A. Sanchez and Patricio D. Sanchez, is the Company’s Chief Executive Officer and is a member of the board of directors of both the Company and of SPP GP. Patricio D. Sanchez, an Executive Vice President of the Company, is the chief operating officer of SPP and director of SPP GP. Mr. E. A. Sanchez, our President, is also a member of the board of directors of SPP GP. Messrs. Sanchez, Jr., Sanchez, III, Patricio D. Sanchez and E. Sanchez all directly or indirectly own certain equity interests in the Company and SPP. Messrs. Sanchez, Jr., Sanchez, III, Patricio Sanchez and E. Sanchez beneficially own approximately 0.60%, 1.64%, 2.02% and 1.63%, respectively, in SPP common units.

Mr. Hill, the Company’s former Interim Chief Financial Officer from March 7, 2016 to October 10, 2016, has served as Senior Vice President, Investor Relations of SPP and Treasurer, Assistant Secretary, and Vice President, Risk Management of SPP GP, which position he was elected to in March 2015. In addition, Mr. Hill beneficially owns less than 1% in SPP equity interests. Ms. Hink, the Company’s Senior Vice President and Chief Accounting Officer, also serves as SPP’s Chief Accounting Officer. Ms. Hink beneficially owns less than 1% in SPP common units.

On November 16, 2016, SN UR Holdings, LLC (“SN UR Holdings”), a wholly owned subsidiary of the Company, entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with  SPP providing for the purchase by SN UR Holdings in a private placement of 2,272,727 SPP common units at a price of $11.00 per common unit.  The transaction closed on November 22, 2016.  In connection with the Purchase Agreement, on

November 22, 2016, SN UR Holdings entered into a registration rights agreement with SPP pursuant to which SPP granted to SN UR Holdings certain registration rights related to the acquired SPP common units.  Under the registration rights agreement, SPP granted SN UR Holdings demand registration rights with respect to the preparation and filing with the SEC of one or more registration statements for the purpose of registering the resale of the acquired SPP common units.  The registration rights agreement also includes piggyback rights for the Company.  SPP also agreed, among other things, to indemnify and hold harmless SN UR Holdings and its controlling persons and their respective officers, directors, members, partners, agents, brokers, investment advisors and employees from and against all losses of SN UR Holdings incident to SPP’s obligations under the registration rights agreement, including certain liabilities under federal securities laws.

On November 22, 2016, the Company and SN Midstream, LLC, a wholly owned subsidiary of the Company (“SNM”), consummated the disposition of 50% of the outstanding membership interests in Carnero Processing, LLC (“Carnero”) pursuant to a Purchase and Sale Agreement, dated October 6, 2016, among the Company, SNM and SPP.  Carnero is constructing a cryogenic gas processing facility located in La Salle County, Texas.  SPP paid aggregate cash consideration of $55.5 million and agreed to assume approximately $24.5 million of remaining estimated capital contribution commitments in connection with the acquisition.

On November 22, 2016, SN Cotulla Assets, LLC and SN Palmetto, LLC (together, the “Seller”), each wholly owned subsidiary of the Company, consummated the disposition of working interests in 23 producing Eagle Ford wellbores located in Dimmit and Zavala counties in South Texas together with escalating working interests in an additional 11 producing wellbores located in the Palmetto Field in Gonzales County, Texas, pursuant to a Purchase and Sale Agreement, dated October 6, 2016, among the Seller, on the one hand, and SPP and SEP Holdings IV, LLC, a wholly owned subsidiary of SPP, on the other hand.  The Seller received aggregate cash consideration of $25.6 million after $1.4 million in normal and customary closing adjustments.

On October 6, 2016, the Company and SN Terminal, LLC (the “SNT”), a wholly owned subsidiary of the Company, on the one hand, entered into a Purchase and Sale Agreement (the “Lease Option Purchase Agreement”) with SPP, on the other hand, pursuant to which SNT sold and conveyed to SPP an option to acquire a ground lease (the “Lease Option”) to which SNT is a party for a tract of land leased from the Calhoun Port Authority in Point Comfort, Texas.  In addition, if the Company or any of its affiliates have entered into an option to engage in the construction of or participation in a Project (as defined below) and/or receive the benefit of an acreage dedication from an affiliate of the Company relating to a Project, then such option and/or acreage dedication will also be assigned to SPP, if SPP exercises the Lease Option.  SPP will pay SNT $1.00 if the Lease Option is exercised, along with $250,000 if SPP or any other person affiliated with SPP elects to construct, own or operate a marine crude storage terminal on or within five miles of the Port Comfort lease or participates as an investor in the same, within five miles thereof (a “Project”), or the Company or its affiliates convey an acreage dedication to or an option regarding a Project.

On July 5, 2016, the Company and SNM entered into a Purchase and Sale Agreement with SPP pursuant to which SPP purchased all of  SNM’s issued and outstanding membership interests in Carnero Gathering, LLC (the “Gathering”) for an initial payment of approximately $37 million and the assumption of remaining capital commitments to Gathering, which are estimated at approximately $7.4 million.  In addition, SPP is required to pay SNM a monthly earnout based on gas received at Gathering’s receipt points from SN Catarina, LLC, a wholly owned subsidiary of the Company, and gas delivered and processed at the Raptor Plant (as defined below) by other producers.  The membership interests disposed of constitute 50% of the outstanding membership interests in Gathering, with the other 50% of the membership interests of Gathering being owned by TPL SouthTex Processing Company LP.  Gathering is developing and constructing a gas gathering pipeline from an interconnection in Webb County, Texas, to interconnection(s) with a gas processing facility (the “Raptor Plant”) being developed and constructed by Carnero Processing, LLC.

As of December 31, 2016, the Company had a net payable to SPP of approximately $9.0 million that consists primarily of the December 2016 accrual for fees associated with a Firm Gathering and Processing Agreement, dated October 14, 2015, with an initial term of 15 years under which production from approximately 35,000 acres in Dimmit County and Webb County, Texas, has dedicated for gathering by a wholly owned subsidiary of SPP.

Comanche Transactions

On March 1, 2017, the Company, SN EF Maverick, LLC, a subsidiary of the Company (“SN Maverick”), SN EF UnSub, LP, a subsidiary of the Company (“SN UnSub”), and Gavilan Resources, LLC (“Gavilan” and, together with SN Maverick and SN UnSub, the “Buyers”), an entity controlled by affiliates of The Blackstone Group L.P. (“Blackstone”), completed the closing of the transactions contemplated by the purchase and sale agreement (the “Purchase Agreement”) among the Buyers and Anadarko E&P Onshore, LLC and Kerr-McGee Oil & Gas Onshore LP (together, the “Sellers”).  At the closing, the Buyers collectively purchased all of the right, title and interest of the Sellers in the Comanche asset for aggregate consideration of approximately $2.1 billion, subject to customary purchase price adjustments.  In connection with the closing of the transactions contemplated by the Purchase Agreement, pursuant to an Interim Investors Agreement, dated as of January 12, 2017, among the Company, SN Maverick, Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (together the “Blackstone Funds”) we issued to entities controlled by affiliates of Blackstone warrants (expiring on March 1, 2022) to purchase an aggregate of 6.5 million shares of our common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments, and  pursuant to a Securities Purchase Agreement, dated as of January 12, 2017, among the Company, SN UnSub, SN EF UnSub GP, LLC, the general partner of SN UnSub (the “SN UnSub General Partner”), SN UR Holdings, SN EF UnSub Holdings, LLC, a subsidiary of SN UR Holdings, GSO ST Holdings Associates LLC (“GSO Associates LLC”), and GSO ST Holdings LP (“GSO Associates LP”) (which was amended and restated on February 28, 2017 to add Intrepid Private Equity V-A, LLC as an additional party thereto):  (i) GSO Associates LP purchased 485,000 preferred units of SN UnSub for $485,000,000; (ii) GSO Associates LLC purchased 1 Class B Unit in SN UnSub General Partner for nominal consideration; and (iii) certain funds (the “GSO Funds”) managed or advised by GSO Capital Parnters LP (“GSO”) received (a) 1,455,000 shares of the Company’s common stock and (b) warrants (expiring on March 1, 2032) to purchase 1,940,000 shares of the Company’s common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments.  In addition, on March 1, 2017, we entered into a number of transactions with entities affiliated or associated with GSO, the GSO Funds and/or Blackstone, descriptions of which follow (subject to such additional terms, conditions and exceptions, as applicable, as set forth in the relevant agreement).

We entered into a registration rights agreements with the Blackstone warrantholders and the GSO Funds granting the parties certain registration rights for the shares of the Company’s common stock acquired by the parties, including the shares issuable upon the exercise of the warrants to purchase the Company’s common stock, requiring the Company to use its reasonable best efforts to prepare and file a shelf registration statement with the SEC to permit the public resale of all registrable securities covered by the applicable agreement within 18 months and to cause such shelf registration statement to be declared effective no later than two years after the date of the agreement. We also entered into a standstill and voting agreement with the Blackstone Funds (and, as of February 6, 2017, the GSO Funds) that restricts the ability of such parties and, indirectly certain affiliates, to take certain actions relating to the acquisition of our securities or assets or participation in our management, contains a two year lock-up restricting dispositions of the Company’s common stock or the warrants to purchase the Company’s common stock, and contains an agreement to vote any voting securities of the Company in the same manner as recommended by the board of directors of the Company.  We also entered into a Shareholders Agreement with Gavilan Resources Holdco, LLC (“Gavilan Holdco”) pursuant to which, Gavilan Holdco has the right, but not the obligation, to appoint one observer representative to be present at all regularly scheduled meetings of the full board of directors of the Company.

We entered into an amended and restated partnership agreement of SN UnSub (the “Partnership Agreement”) and an amended and restated limited liability company agreement of SN UnSub General Partner (the “GP LLC Agreement”) with the members or partners, as the case may be, thereto, providing for the issuance of preferred units of SN UnSub entitled to receive quarterly cash distributions of 10.0% per annum unless a cash payment is then prohibited by certain of SN UnSub’s debt agreements (in which case such distribution will be deemed to have been paid in kind), and having priority over the common units, to the extent of the greater of (i) an internal rate of return (“IRR”) of 14.0% for such unit and (ii) a 1.50x return on the purchase price for such unit, in each case inclusive of previous distributions made in cash (the “Base Return”), upon distribution or a liquidation, sale of all or substantially all assets, certain change of control and exit transactions; the holders of the preferred units may require the redemption of the preferred units for the Base Return at any time following the seventh anniversary of issuance or upon the occurrence of certain change of control transactions.  In addition, under certain circumstances, holders of the preferred units will be entitled to appoint a majority of the members of the board of directors of SN UnSub General Partner and may cause a sale of the assets or equity of SN UnSub in order to redeem the preferred units.  Under the terms of the GP LLC Agreement, SN UR Holdings has the right to appoint three members and GSO Associates LLC has the right to appoint two members to the five-member board of directors of SN UnSub General Partner, and the approval of GSO Associates LLC is required for a number of material actions by SN UnSub.

We entered into an eight-year (subject to earlier termination as provided for therein) joint development agreement (“JDA”) that provides for the administration, operation and transfer of the jointly owned Comanche asset, and further provides for the (i) establishment an operating committee to control the timing, scope and budgeting of operations on the Comanche asset (subject to certain exceptions) and (ii) designate SN Maverick as operator of the Comanche asset and certain other interests (subject to forfeiture in the event of certain default events); the JDA also provides for mechanics relating to division of assets and operatorship among the parties, contains restrictions on the indirect or direct transfer of the parties’ interests in the Comanche asset, including certain tag-along rights and rights of first offer provisions, and provides Gavilan with certain drag-along rights in the event of certain sale transactions, subject to certain exceptions and potential alternative structures or asset divisions.

We entered into a management services agreement between Gavilan Holdco and SN Comanche Manager, LLC (“Manager”), a wholly owned subsidiary of the Company, pursuant to which Manager serves as manager of Gavilan Holdco’s business and provides comprehensive general, administrative, business and financial services at a price equal to Manager’s actual cost of providing such services (including an “administrative fee” equal to 2% of SOG’s total G&A costs), continuing until the occurrence of one or more events giving Manager or Gavilan Holdco the right to terminate the agreement.  At the closing of the transactions contemplated under the Purchase Agreement, Gavilan Holdco paid $1.0 million to Manager under the agreement.  We also entered into a back-to-back management arrangement between Manager and SOG, on substantially the same terms and conditions as the services agreement with Gavilan Holdco referred to above, pursuant to which Manager delegated to SOG, and SOG agreed to perform for and on behalf of Manager, Manager’s duties and obligations under such services agreement; Manager is required to remit amounts received directly from Gavilan Holdco to Manager, including the $1.0 million paid at closing to Manager, and to pay SOG the 2% administrative fee referred to above.  In addition, we entered into a management services agreement between SOG and SN UnSub pursuant to which SOG serves as manager of  SN UnSub’s oil and gas properties and provides comprehensive general, administrative, business and financial services at a price equal to SOG’s actual cost of providing such services (including an “administrative fee” equal to 2% of SOG’s total G&A costs), with an initial term expiring on March 1, 2024 (subject to earlier termination as provided therein), renewing automatically for additional one-year terms thereafter unless either SN UnSub or SOG delivers written notice to the other of its desire not to renew the term at least 180 days prior to such anniversary date.

We entered into an amended and restated limited liability company agreement (the “LLC Agreement”) of Gavilan Holdco between Manager and Gavilan Resources Holdings, LLC (the “Common Units Member”) governing the relationship of the parties and providing for the issuance of the Class A Units in Gavilan Holdco to Manager.  The Class A Units are generally non-voting economic interests, except that the Class A Units have customary consent rights for holders of incentive equity interests, and subject to customary straight-line vesting over five annual installments of 20% beginning on March 1, 2018, and subject to forfeiture and acceleration upon certain events specified in the LLC Agreement; distributions, including in connection with any exit event, will be applied in the following order of priority: (i) first, pro rata to the Common Units Member until all capital contributions made by the Common Units Member are returned and the Common Units Member has achieved an IRR of 10% on its invested capital; (ii) second, 15% to the outstanding Class A Units and the remainder pro rata to the Common Units Member until the Common Units Member has achieved both (a) an IRR of 17% and (b) a 2x net return on its invested capital; (iii) third, 20% to the outstanding Class A Units and the remainder pro rata to the Common Units Member until the Common Units Member has achieved both (a) an IRR of 25% and (b) a 3x net return on its invested capital; and (iv) fourth, thereafter, 30% to the outstanding Class A Units and the remainder pro rata to the Common Units Member.  The Company and its affiliates have similar participation rights in connection with its participation in additional acquisitions by Gavilan Holdco and its affiliates within an area of mutual interest.

We entered into a crude oil production marketing agreement, a residue gas marketing agreement and a natural gas liquids marketing agreement between Gavilan and SN Maverick wherein Gavilan sells all production from the Comanche asset to SN Maverick and SN Maverick purchases all such production from Gavilan, transports and sells such production and remits to Gavilan its proportionate share of the sale proceeds.

The description of the above agreements with GSO, the GSO Funds and Blackstone is qualified by reference to our Current Reports on Form 8-K filed on January 17, 2017 or March 6, 2017, describing certain of the transactions hereunder and filing certain agreements related thereto.  We encourage you to read those Current Reports on Form 8-K and the full texts of the agreements filed therewith.

PROPOSAL TWO. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” in addition to the related executive compensation tables.  In this proposal, stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables.  The compensation of our named executive officers is based on a philosophy that ties a substantial portion of an executive’s compensation to our attainment of financial and other performance measures that, our Board believes, promote the creation of long-term stockholder value and position our Company for long-term success.  As described more fully in the “Compensation Discussion and Analysis,” the mix of fixed- and performance-based compensation, as well as the terms of cash bonuses and long-term equity incentive awards are designed to enable our Company to attract and maintain top talent while, at the same time, creating a close relationship between our Company’s performance and overall stockholder return and the named executive officers’ compensation.  Our Compensation Committee and Board believe that the philosophy of the program, and hence the compensation awarded to named executive officers under the current program, fulfill these objectives.

Although the vote is advisory and non-binding, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

The affirmative “FOR” vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers.  Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding proposal concerning the compensation of our named executive officers.

Recommendation of our Board

The Board unanimously recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

PROPOSAL THREE. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected KPMG as the independent auditors of the Company for 2017.  KPMG has audited the Company’s consolidated financial statements since June 19, 2015.

The Board is submitting the selection of KPMG for ratification at the Annual Meeting.  The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance.  If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors.  The stockholders’ ratification of the appointment of KPMG does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed by BDO USA, LLP, the Company’s independent registered public accounting firm until June 19, 2015, and KPMG, the Company’s current independent registered public accounting firm, for the fiscal years presented:

Fiscal Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
Fiscal year ended December 31, 2016	$866,311	$535,703	$328,144	$—
Fiscal year ended December 31, 2015	$1,272,535	$—	$233,785	$—

(1)         Audit fees represent fees for professional services provided by our principal accountant in connection with the audit of our consolidated financial statements, the quarterly reviews of financial statements included in our Form 10-Q filings, the reviews of other statutory or regulatory filings and assistance with and review of documents filed with the SEC.

(2)         Audit-related fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not audit fees.

(3)         Tax fees include fees for professional services performed by our principal accountant for tax compliance, including the preparation of tax returns, and tax advice and tax planning.

(4)         All other fees include the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no other fees incurred during the years ended December 31, 2016 and 2015.

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of KPMG’s audit, tax and other services.  After December 19, 2011, the date of the Company’s IPO, the Audit Committee pre-approved 100% of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

The Company expects that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Recommendation of our Board

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of KPMG as the auditors of the Company for 2017.

STOCKHOLDER PROPOSALS

Any stockholder of the Company who desires to submit a proposal for action at the 2018 annual meeting of stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials must submit such Rule 14a-8 Proposal to the Company so that it is received by the Company at its principal executive offices, located at 1000 Main Street, Suite 3000, Houston, TX 77002, no later than December 15, 2017 or, in the event the Company’s 2018 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2018 annual meeting.  All such Rule 14a-8 Proposals should be in compliance with our by-laws and the SEC rules and regulations.

Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.  Under our amended and restated

by-laws, the stockholder’s written notice must be received by the Secretary of the Company not later than the close of business on the 90th day or earlier than the opening of business on the 120th day before the first anniversary of the 2017 Annual Meeting.  Under this criterion, stockholders must provide us with a notice of a matter to be brought before the 2018 annual meeting between the opening of business on January 24, 2018 and the close of business on February 23, 2018.  If the 2018 annual meeting is held more than 30 days earlier or 60 days later than May 24, 2018, the stockholder’s written notice must be received not earlier than the opening of business on the 120th day before the date of the 2018 annual meeting and not later than the later of (x) the close of business on the 90th day before the date of the 2018 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2018 annual meeting is first made.

Any stockholder of the Company who desires to submit a proposal for action at the 2018 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between the opening of business on January 24, 2018 and the close of business on February 23, 2018, unless the Company notifies the stockholders otherwise.  All such Non-Rule 14a-8 Proposals should be in compliance with our by-laws and the SEC rules and regulations.  If a Non-Rule 14a-8 Proposal is not received by the Company on or before the close of business on February 23, 2018, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.  “Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written stockholder proposals should be addressed to Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2018 if that nomination is submitted in writing and received by the Secretary of the Company between the opening of business on January 24, 2018 and the close of business on February 23, 2018 to Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  All such written nominations should be in compliance with our by-laws and the SEC rules and regulations.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company, who will not receive any additional compensation for these activities.  The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the reasonable forwarding expenses.  Representatives of Broadridge will tabulate votes.  This proxy solicitation is being made by us and the Company will bear all costs of the solicitation of proxies.  We have retained Broadridge to aid in the distribution of these Proxy Materials, provide certain voting and tabulation services and serve as inspector of elections for the Annual Meeting.  In addition, the Company has engaged Okapi Partners LLC to assist with the solicitation of proxies in conjunction with the Annual Meeting for an estimated fee of $15,600 plus expenses.

STOCKHOLDER LIST

In accordance with the DGCL, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting.  The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

A copy of our 2016 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including the financial statement schedules, if any, but excluding exhibits) is being made available to stockholders concurrently with this Proxy Statement.  Except for the financial statements included in the 2016 Annual Report that are specifically incorporated by reference herein, the 2016 Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2017:

A COPY OF THE PROXY STATEMENT, PROXY CARD, THE 2016 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM. YOU WILL NEED THE CONTROL NUMBER AVAILABLE FROM YOUR PROXY CARD OR THE NOTICE TO ACCESS PROXY MATERIALS.

We have filed our Form 10-K for the fiscal year ended December 31, 2016 with the SEC.  It is available free of charge at the SEC’s website at www.sec.gov and our website at http://icdrilling.investorroom.com/sec_filings.  Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, if any, but excluding exhibits to the Form 10-K.  Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.  Such requests may be made by writing to Secretary, Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002 or by calling (713) 783-8000.  The 2015 Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, included in this Proxy Statement that address activities, events, conditions or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to estimates of our future production, operational and commercial benefits of our partnerships, the expected benefits from the Comanche asset acquisition and our strategic relationship with SPP.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management.  When used in this Proxy Statement, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets and our joint ventures to perform as anticipated, failure or delays on the part of our joint venture partners, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas or completing our ongoing joint venture projects, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in our most recent Annual Report on Form 10-K and any updates to those risk factors set forth in our Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in the Company’s filings with the SEC.  Our filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by the Company’s forward-looking statements may not occur, and, if any of such events do occur, the Company may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of our forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Gregory B. Kopel
Secretary

Houston, Texas
April 13, 2017

Ill before the meeting date. Have your proxy card in hand when you access the we --Use any touch-tone telephone to transmit your voting instructions up unti VOTE BY MAIL --• --Investor Line 123,456,789,012.12345 ll!l TO VOTE. MARK BLOCKS BELW IN BLUE OR BLACK INK AS FOLLWS _ ----------------------------------K-EEP-THS-I PO-RTIO-N FO-R Y-OUR-REC-ORD-S DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. iD1Ii For Withhold For All To wlt hhol d author l ty to vote for lnd l vidual n ominee(s) , mark "For nomlnee(s) on the line be l ow . All All Except the following: 0 0 0 1. l l ect10n ot Unectors co co co co co For 0 0 Against Absta in 0 0 0 0 Investor Address Investor Address L ne L ne Pl ease s i g n exactly as yournames appears herecn . When sha res are he ld by joint owners , bo th shoul d s1gn. Whe n si g ning as attorney , exec utor , N 00 ad mini st rator , t r us tee , guard1an or corpora te c ffl cer, pl ease give f ull titl e as s u ch 0 0 0 0 SHARES CUSIP# SEQUENCE# JOB# Signature [PLEASE SIGN WITHIN BOX] Signature (Joi nt 0\wiers) Investor Addr ess L n e Investor Address L ne Investor Address L n e J ohn Sa mple 1 234 ANYW H ERE S TREET A NY CITY, O N A1A 1A1 The Board of D irectors reco•mends you vote FORExcept" and wr i te the number(s) of m Nominees 01) M. G regory Co l v i n02) Ala n G . Jackson03) T. Bri an Ca rney The Board of Directors reco•mends you vote FOR proposals 2 and 3. 2. Adv i so ry vote to a pprove the compe n sati on cf our named execu tive off i cers 3. Proposa l to ratify the appoin tme nt of KPMG LLP as the Company ' s inde pende nt reg is tered publi c accounti ng fi rm f or the 2017 fl scal yea r - VOTE BY INTERNET - WWvV.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery o ENERGY CORPOR ATIONinformation up until7:00 p.m., Eastern Time, on Tuesday, May 23, 2017 the da site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE ·1-800-690-6903 7:00p.m., Eastern Time, on Tuesday, May 23, 2017 the day before the meelin date. Have your proxy card in hand when you call and then follow the instructions. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. 5 ---- --NAME THE COMPANY NAME INC.-COMMON THE COMPANY NAME INC.-CLASS A THE COMPANY NAME INC.-CLASS B THE COMPANY NAME INC.-CLASS C THE COMPANY NAME INC.-CLASS D THE COMPANY NAME INC.-CLASS E THE COMPANY NAME INC.-CLASS F THE COMPANY NAME INC. - 401 K CONTROL# I ooooooooooooooool SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012'12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 (S) SANCHEZ SANCHEZ ENERGY CORP. 1000 NAIN ST. 51/ITE 3000 HOUSTON, TX 77002 Investor Address line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Address John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1 A1 - - - ..., lllillllllllllilllllllolilllillllllllllililllllllil.. lllllil

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2017: The Proxy Statement and our 2016 Annual Report to Stockholders are available at: www . proxwote.com N -' N 8 0 Sanchez Energy Corporation THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Antonio R. Sanchez, Ill and Howard J. Thill, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of Ihe shares of common stock of Sanchez Energy Corporation held of record by the undersigned at the close of business on March 28, 2017 at the Annual Meeting of Stockholders of Sanchez Energy Corporation to be held on Wednesday, May 24, 2017 or at any adjournment thereof. This Proxy, when properly executed will be voted as specified. If no specification is made, this Proxy will be voted FOR each director nominee in PROPOSAL 1 and FOR PROPOSALS 2 and 3, and the proxies when properly executed are authorized, in accordance with their judgement, to vote upon such other matters as may properly come before the Annual Meeting of Stockholders of Sanchez Energy Corporation to be held on Wednesday, May 24, 2017 or at any adjournment or postponement thereof. (Continued and to be marked, dated and signed, on the reverse side)

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*** Exercise Your *Right* to Vote ***

SANCHEZ ENERGY CORP.

SANCHEZ ENERGY CORPORATION

SANCHEZ ENERGY CORP.
1000 MAIN ST.
SUITE 3000
HOUSTON, TX 77002

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0000324820_1 R1.0.1.15

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 28, 2017
Date: May 24, 2017 **Time:** 9:00 AM CDT
Location: Tunnel-Level Conference Room
1000 Main Street
Houston, TX 77002
You may contact us at (713) 783-8000
for directions to the Annual Meeting.

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. 2016 Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000324820_2 R1.0.1.15

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01) M. Gregory Colvin 02) Alan G. Jackson 03) T. Brian Carney

The Board of Directors recommends you vote FOR proposals 2 and 3.

3. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year

B A R C O D E

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0000324820_3 R1.0.1.15

Reserved for Broadridge Internal Control lnfonnatlon NAME THE COMPANY NAME INC.-COMMON THE COMPANY NAME INC. -CLASS A THE COMPANY NAME INC. -CLASS B THE COMPANY NAME INC. -CLASS C THE COMPANY NAME INC. -CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC.-CLASS F THE COMPANY NAME INC.-401 K 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456, 789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456, 789,012.12345 I 8 .------------Sequence # # of# Sequence # THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE 1 Broadr idge Internal Use On ly Job# E nvelope #

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000324820_4 R1.0.1.15

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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